Filed Pursuant to Rules 424(b)(5)
Registration No. 333-226944

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement, Dated September 10, 2019

PROSPECTUS SUPPLEMENT
(To prospectus dated August 20, 2018)

$

Hospitality Properties Trust

$                % Senior Notes due 20
$                % Senior Notes due 20
$                % Senior Notes due 20
$                % Senior Notes due 20

           We are offering $        aggregate principal amount of our        % senior notes due 20    , or the 20    notes, $        aggregate principal amount of our        % senior notes due 20    , or the 20    notes, $        aggregate principal amount of our        % senior notes due 20    , or the 20    notes, and $        aggregate principal amount of our        % senior notes due 20    , or the 20     notes. The 20    notes, 20    notes, 20    notes and 20    notes are referred to herein collectively as the notes.

           The 20    notes will bear interest at the rate of        % per annum and will mature on            , 20    , unless previously redeemed. The 20    notes will bear interest at the rate of        % per annum and will mature on            , 20    , unless previously redeemed. The 20    notes will bear interest at the rate of        % per annum and will mature on            , 20    , unless previously redeemed. The 20    notes will bear interest at the rate of         % per annum and will mature on            , 20    , unless previously redeemed. We will pay interest on each series of notes on            and            of each year, beginning on            , 2020.

           We may redeem any or all series of notes at our option in whole or in part at any time and from time to time prior to their maturity at the applicable redemption price described in this prospectus supplement under the caption "Description of the Notes—Optional Redemption of the Notes." If the 20    notes are redeemed on or after            , 20    (            months prior to their stated maturity date), the 20    notes are redeemed on or after            , 20    (            months prior to their stated maturity date), the 20    notes are redeemed on or after            , 20     (            months prior to their stated maturity date) or the 20     notes are redeemed on or after            , 20    (            months prior to their stated maturity date), the Make-Whole Amount (as defined herein for each series) will equal zero.

           On June 2, 2019, we entered into an agreement, or the Purchase Agreement, with Spirit MTA REIT, a Maryland real estate investment trust, or SMTA, and certain of its subsidiaries to purchase a net lease portfolio from SMTA for $2.4 billion in cash, excluding transaction costs and subject to customary adjustments and prorations, or the SMTA Transaction. In addition to the $2.4 billion purchase price, we have agreed to pay the prepayment penalties associated with the redemption of notes issued by certain subsidiaries of SMTA under an asset-backed securitization platform in order to extinguish the existing mortgage debt on the portfolio, which are estimated to be approximately $89.4 million. Each party's obligation to consummate the SMTA Transaction is subject to certain customary conditions. We currently expect the SMTA Transaction to close during the third quarter of 2019. See "Recent Developments." We cannot assure you that the SMTA Transaction will be consummated in the time frame, on the terms or in the manner currently anticipated or at all. We expect to use the net proceeds from these offerings to finance, in part, the SMTA Transaction. These offerings are not conditioned on the consummation of the SMTA Transaction. If the SMTA Transaction is not completed on or prior to December 31, 2019, or the Purchase Agreement is terminated on or at any time prior to that date, we will be required to redeem on the Special Mandatory Redemption Date (as defined herein) all of the notes then outstanding at the Special Mandatory Redemption Price (as defined herein), as described under the caption "Description of the Notes—Special Mandatory Redemption of the Notes."

           Each series of notes will be our senior unsecured obligations and will rank equally with the other series and with all of our other existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The notes will be effectively subordinated to our mortgages and other secured indebtedness, if any, we incur and to all indebtedness and other liabilities and any preferred equity of our subsidiaries. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

           Each series of notes will be a new issue of securities with no established trading market. We do not intend to apply for listing of any series of notes on any securities exchange or for quotation of any series of notes on any automated dealer quotation system.

           Investing in the notes involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement, as well as the risks described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

	Per 20 Note		Total for 20 Notes	Per 20 Note		Total for 20 Notes	Per 20 Note		Total for 20 Notes	Per 20 Note		Total for 20 Notes
Price to public(1)		%	$		%	$		%	$		%	$
Underwriting discount		%	$		%	$		%	$		%	$
Proceeds, before expenses, to Hospitality Properties Trust		%	$		%	$		%	$		%	$

(1)
Plus accrued interest, if any, from the date the notes are issued, if settlement occurs after that date.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           The underwriters expect to deliver the notes to purchasers in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, on or about September     , 2019.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Morgan Stanley	RBC Capital Markets	Wells Fargo Securities

The date of this prospectus supplement is September     , 2019.

        In this prospectus supplement, the terms "HPT," "we," "our" and "us" refer to Hospitality Properties Trust and its consolidated subsidiaries, unless otherwise noted to exclude consolidated subsidiaries.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of these offerings and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, provides a general description of our debt securities under the caption "Description of Debt Securities" and provides more general information, some of which does not apply to these offerings.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or the documents

S-i

incorporated by reference prior to the date hereof, on the other hand, you should rely on the information in this prospectus supplement. In addition, information that we file with the Securities and Exchange Commission, or SEC, after the date of this prospectus supplement and that is incorporated by reference in this prospectus supplement and the accompanying prospectus may add, update or change information contained in this prospectus supplement, the accompanying prospectus or previously incorporated documents. Any information in such subsequent filings that is inconsistent with this prospectus supplement, the accompanying prospectus or a previously incorporated document will supersede the earlier information.

        This prospectus supplement does not contain all of the information that is important to you. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus issued by us in making your investment decision. See "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" in this prospectus supplement.

Prohibition of Sales to EEA Retail Investors

        None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of the notes in any Member State of the European Economic Area, or the EEA, will only be made to a legal entity which is a qualified investor under the Prospectus Regulation, or Qualified Investors. Accordingly, any person making or intending to make an offer in that Member State of notes which are the subject of one of the offerings contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither Hospitality Properties Trust nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to Qualified Investors. The expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        Prohibition of Sales to EEA Retail Investors—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97, or the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended, or the PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

        The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended, or the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to

S-ii

investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Financial Promotion Order), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

S-iii

SUMMARY

        The information below is only a summary of more detailed information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein. This summary does not contain all of the information that is important to you or that you should consider before investing in the notes. As a result, you should read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully.

 Our Company

        We are a real estate investment trust, or REIT, formed in 1995 under the laws of the State of Maryland. Our primary business is the ownership of hotels and travel centers. As of June 30, 2019, we owned 328 hotels and 179 travel centers located in 45 states, Washington D.C., Canada and Puerto Rico, in which we have invested approximately $10.1 billion.

        We are managed by The RMR Group LLC, or RMR LLC, which is a majority-owned subsidiary of The RMR Group Inc., or RMR Inc. Through its subsidiaries and as of June 30, 2019, RMR Inc. had approximately $30.6 billion of assets under management, and its operating platform included 30 offices located throughout the United States and over 600 commercial real estate professionals. Our relationship with RMR LLC provides us with access to national, regional and local leasing, asset management and property management expertise that we believe provides an advantage in integrating the assets that we expect to acquire in the SMTA Transaction with our existing business.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 964-8389.

Recent Developments

        As described above, on June 2, 2019, we entered into the Purchase Agreement with SMTA and certain of its subsidiaries to purchase a net lease portfolio from SMTA for $2.4 billion in cash, excluding transaction costs and subject to customary adjustments and prorations. In addition to the $2.4 billion purchase price, we have agreed to pay the prepayment penalties associated with the redemption of notes issued by certain subsidiaries of SMTA under an asset-backed securitization platform in order to extinguish the existing mortgage debt on the portfolio, which are estimated to be approximately $89.4 million. The portfolio consists of 766 service-oriented retail properties (with approximately 12 million rentable square feet) net leased to tenants in 24 different industries and 162 brands that include quick service and casual dining restaurants, movie theaters, health and fitness, automotive parts and services and other service-oriented and necessity-based industries across 43 states. The portfolio is expected to generate annualized cash base rent of $171 million based on our underwriting of the assets. As of and for the twelve months ended June 30, 2019, the portfolio was 98% occupied, had a weighted average lease term of 8.6 years and a weighted average rent coverage of 2.66x. Additionally, approximately 52% of the annualized cash base rent is attributable to master leases, and leases contributing approximately 81% of the annualized cash base rent have contractual rent increases (46% based on consumer price index and 35% fixed or scheduled increases). We believe that the majority of the tenants and industries included in this portfolio benefit from demand drivers that are internet resistant. Additionally, due to the net lease structure of the leases, we expect such assets will require limited capital expenditures, provide a relatively stable contractual income stream and present limited integration and management risk. Upon completion of the SMTA Transaction, we expect that approximately 59% of our annualized minimum returns and base rents will be attributable to our hotel portfolio, 25% will be attributable to travel centers and 16% will be attributable to the net lease portfolio acquired in the SMTA Transaction. We may use proceeds from borrowings under our existing revolving credit facility, proceeds from certain asset sales, the proceeds of the notes offered hereby or other sources to finance the SMTA Transaction. In addition, we may use proceeds from a contemplated one year unsecured term loan facility, or the term loan facility, under which we may borrow up to $2.0 billion, which a syndicate of lenders has committed to provide us in connection with the SMTA Transaction pursuant to a commitment letter. The actual documentation governing the term loan facility has not been finalized, and accordingly, the term loan facility may not be available on the terms contemplated above or at all.

        Each party's obligation to consummate the SMTA Transaction is subject to certain customary conditions. We currently expect the SMTA Transaction to close during the third quarter of 2019. We cannot assure you that the SMTA Transaction will be consummated in the time frame, on the terms or in the manner currently anticipated or at all. These offerings are not conditioned on the consummation of the SMTA Transaction. If the SMTA Transaction is not completed on or prior to December 31, 2019, or the Purchase Agreement is terminated on or at any time prior to that date, we will be required to redeem on the Special Mandatory Redemption Date all of the notes then outstanding at the Special Mandatory Redemption Price, as described under the caption "Description of the Notes—Special Mandatory Redemption of the Notes."

        The following map and chart show the property locations and top ten industries by tenant, respectively, of the SMTA portfolio:

(1)
Alaska, which has not been included in the map above, represents less than 1% of the SMTA portfolio. The SMTA portfolio does not include any properties located in Hawaii.

        The following chart shows the lease expiration schedule of the SMTA portfolio:

        Post-acquisition of the SMTA portfolio, on a pro forma basis but before giving effect to our planned sale of $800 million of assets following the anticipated closing of the SMTA Transaction and our use of the net proceeds from any such sales to reduce outstanding indebtedness, we estimate we will have the following selected financial metrics as of and for the twelve months ended June 30, 2019:

  •
  annualized total revenues of approximately $2.5 billion;

  •
  total debt to adjusted EBITDAre for the twelve months ended June 30, 2019, as adjusted below, plus annualized cash base rent attributable to the SMTA portfolio less estimated fees payable to RMR LLC on such portfolio of 6.5x(1);

  •
  total debt to gross assets of 52%; and

  •
  minimum rent and rent coverage for our consolidated portfolio of approximately 1.43x.

(1)
We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, as well as certain other adjustments currently not applicable to us. In calculating Adjusted EBITDAre, we adjust for the items shown below and include business management incentive fees only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. Our calculations of EBITDA, EBITDAre and Adjusted EBITDAre for the twelve months ended June 30, 2019 and reconciliations of net income, the most directly comparable financial measure under GAAP reported in our condensed consolidated financial statements, to those amounts appear in the following table (amounts in thousands).

Twelve Months Ended 6/30/2019
Net income (loss)	$242,808
Add:
Interest expense	198,229
Income tax expense (benefit)	752
Depreciation and amortization	402,337

EBITDA	844,196
Less:
Gain on sale of real estate(1)	(159,535)

EBITDAre	684,661
Add:
General and administrative expense paid in common shares(2)	3,218
Unrealized gains and losses on equity securities, net(3)	102,443

Adjusted EBITDAre	$790,322

Add:
Incentive fees recorded in 2018	53,635

Adjusted EBITDAre (excluding incentive fees)	$843,957

(1)
We recorded a gain of $159.5 million on sale of real estate in the three months ended March 31, 2019 in connection with the sales of 20 travel centers.

(2)
Amounts represent the equity compensation awarded to our trustees, officers and certain other employees of RMR LLC.

(3)
Unrealized gains and losses on equity securities, net represent the adjustment required to adjust the carrying value of our investments in RMR Inc. and TravelCenters of America, Inc. common shares to their fair value as of the end of the period.

 The Offering

        The following is a summary of certain terms of the notes. For a more complete description of the terms of the notes, including the meanings of capitalized terms, see "Description of the Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	Hospitality Properties Trust
Notes Offered	$ million aggregate principal amount of % Senior Notes due 20 .
$ million aggregate principal amount of % Senior Notes due 20 .
$ million aggregate principal amount of % Senior Notes due 20 .
$ million aggregate principal amount of % Senior Notes due 20 .
Maturity	Unless previously redeemed, the 20 notes will mature on , 20 , the 20 notes will mature on , 20 , the 20 notes will mature on , 20 and the 20 notes will mature on , 20 .
Interest Payment Dates	Interest on each series of notes will be paid semiannually in arrears on and of each year, beginning on , 2020.
Ranking
Each series of notes will be our senior unsecured obligations and will rank equally with the other series and with all of our other existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The notes will not be secured by any of our property or assets, and, as a result, you will be one of our unsecured creditors. The notes will not be obligations of any of our subsidiaries. The notes will be effectively subordinated to our mortgages and other secured indebtedness, if any, we incur and to all indebtedness and other liabilities and any preferred equity of our subsidiaries.

Optional Redemption	We may redeem any or all series of notes at our option in whole or in part at any time and from time to time prior to their maturity. The redemption price for a series of notes will equal the outstanding principal amount of the notes of such series being redeemed, plus accrued and unpaid interest, if any, from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but not including, the redemption date, plus the Make-Whole Amount (as defined herein for each series), if any. If the 20 notes are redeemed on or after , 20 ( months prior to their stated maturity date), the 20 notes are redeemed on or after , 20 ( months prior to their stated maturity date), the 20 notes are redeemed on or after , 20 ( months prior to their stated maturity date) or the 20 notes are redeemed on or after , 20 ( months prior to their stated maturity date), as the case may be, the Make-Whole Amount for such series will equal zero. See "Description of the Notes—Optional Redemption of the Notes." The notes will not have the benefit of a sinking fund.
Special Mandatory Redemption
If the SMTA Transaction is not completed on or prior to December 31, 2019, or the Purchase Agreement is terminated on or at any time prior to that date, we will be required to redeem on the Special Mandatory Redemption Date all of the notes then outstanding at the Special Mandatory Redemption Price.
See "Description of the Notes—Special Mandatory Redemption of the Notes."
Limitations on Incurrence of Debt	Various covenants apply to the notes, including the following (see "Description of the Notes—Certain Defined Terms" for the definitions of the defined terms):
• We may not incur Debt if the additional Debt would cause our total Debt to be more than 60% of our Adjusted Total Assets.
• We may not incur Secured Debt if the additional Secured Debt would cause our total Secured Debt to be more than 40% of our Adjusted Total Assets.

•

We may not incur Debt if the additional Debt would cause the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for our most recently completed four fiscal quarters to be less than 1.5 to 1.0, determined on a pro forma basis after giving effect to certain assumptions.

• We are required to maintain Total Unencumbered Assets of at least 150% of Unsecured Debt.
See "Description of the Notes—Certain Covenants."

Use of Proceeds	We estimate that our net proceeds from these offerings will be approximately $ million after payment of the underwriting discounts and other estimated offering expenses payable by us. We expect to use the net proceeds from these offerings to finance, in part, the SMTA Transaction. Pending the consummation of the SMTA Transaction and the use of proceeds described above, we may repay future amounts outstanding under our existing revolving credit facility or use the net proceeds for general business purposes, or we may invest the net proceeds from these offerings in short term investments, some or all of which may not be investment grade rated. Affiliates of some of the underwriters are lenders under our existing revolving credit facility and will receive pro rata portions of any net proceeds from these offerings used to repay amounts outstanding thereunder.
Risk Factors
Investing in the notes involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement, as well as the risks described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

RISK FACTORS

        Investing in the notes involves risks. Before acquiring any of the notes offered by this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors described below and the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may prepare in connection with this offering, including, without limitation, the risks described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, which could in turn have a material adverse effect on the market price of the notes and our ability to satisfy our debt service obligations, including those with respect to the notes.

Risks Related to these Offerings and the Notes

         We have substantial indebtedness outstanding and expect to incur significant additional indebtedness as a result of the notes offered hereby and in connection with our anticipated closing of the SMTA Transaction.

        As of June 30, 2019, we had approximately $4.1 billion of outstanding indebtedness. Upon completion of these offerings, we will have incurred an additional $             billion of senior unsecured debt and expect to draw on our revolving credit facility and may draw on the contemplated term loan facility to fully finance the SMTA Transaction. Though we intend to sell approximately $800 million of assets following the anticipated closing of the SMTA Transaction and use the net proceeds from any such sales to reduce outstanding indebtedness, we have not entered into any agreements with respect to these intended asset sales and no assurance can be given that we will be successful in selling these assets or reducing our leverage. To the extent we are unable to reduce our leverage with the net proceeds from expected asset sales, we would be subject to more indebtedness than is currently contemplated by our capital plan. Even if we are successful in reducing our leverage with the net proceeds from asset sales, we will still have a significant amount of outstanding indebtedness. This increased level of indebtedness increases our exposure to the risks associated with debt financing, including, among other things, increased interest expense, increased vulnerability to adverse economic conditions and limited operating flexibility, and could adversely affect our business, financial condition, liquidity, results of operations, prospects and our ability to satisfy our debt service obligations, including those with respect to the notes.

         The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

        Each series of notes will be our senior unsecured obligations and will rank equally in right of payment with the other series and with all of our other existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The notes will be effectively subordinated in right of payment to:

  •
  any future mortgage indebtedness or other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

  •
  all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries and of any entity that we account for using the equity method of accounting; and

  •
  all preferred equity not owned by us, if any, in our subsidiaries and in any entity we account for using the equity method of accounting.

        The indenture that will govern the notes will not prohibit us or any of our subsidiaries from incurring secured or unsecured indebtedness in the future and, although the indenture will contain covenants that will limit our ability to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and we may be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants.

        As of June 30, 2019, we had no secured debt outstanding. As of June 30, 2019, we had indebtedness of approximately $4.1 billion, which will rank equally with the notes, and our subsidiaries had less than $10.0 million of indebtedness outstanding which will be structurally senior to the notes.

         The notes will be a new issue of securities with no established trading market. A trading market for the notes may not develop, be maintained or offer meaningful liquidity.

        We have not applied for listing of any series of notes on any securities exchange or for quotation on any automatic dealer quotation system. We can give no assurances concerning the liquidity of any market that may develop for any series of notes, the ability of any holder to sell the notes or the price at which holders would be able to sell the notes. If a market for any series of notes does not develop, holders may be unable to resell such notes for an extended period of time, if at all. If a market for any series of notes does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell such notes. Consequently, holders of the notes may not be able to liquidate their investment readily, and lenders may not readily accept the notes as collateral for loans.

        Any or all series of notes may trade at a discount from their initial issue price or principal amount, depending upon many factors, including prevailing interest rates, the ratings assigned to such notes or to us by rating agencies, the market for similar securities and other factors, including general economic conditions and our financial condition, results of operations and prospects. Any decline in market prices, regardless of cause, may adversely affect the liquidity and trading markets for the notes.

         A downgrade in credit ratings could materially adversely affect the market price of any or all series of notes and may increase our cost of capital.

        Our outstanding senior unsecured notes are rated by two rating agencies and we expect that the notes offered hereby will be rated by one or more rating agencies. These credit ratings are continually reviewed by rating agencies and may change at any time based upon, among other things, our financial condition and results of operations. In particular, if we are unsuccessful in executing our plan to sell approximately $800 million of assets after completion of the SMTA Transaction and using the net proceeds therefrom to reduce our leverage, our credit ratings could be adversely affected. Standard & Poor's currently has a negative outlook on our senior unsecured debt obligations and Moody's Investors Service recently lowered the rating it assigned to our senior unsecured debt obligations. Negative changes in the ratings assigned to our debt securities could have an adverse effect on the market price of any series of notes and our costs and availability of capital, which could in turn have a material adverse effect on our business, financial condition, liquidity, results of operations, prospects and our ability to satisfy our debt service obligations, including those with respect to the notes.

         Redemption may adversely affect noteholders' return on the notes.

        We may redeem any or all series of notes prior to maturity, subject to the payment of the Make-Whole Amount (as defined herein for each series), if any. We may redeem any or all series of notes at times when prevailing interest rates may be relatively low compared to the interest rate of such notes. Accordingly, holders of the notes may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

         If the SMTA Transaction is not completed on or prior to December 31, 2019, or the Purchase Agreement is terminated on or at any time prior to December 31, 2019, we will be required to redeem the notes.

        We may not be able to complete the SMTA Transaction within the time frame specified under the caption "Description of the Notes—Special Mandatory Redemption of the Notes" below. Each party's obligation to consummate the SMTA Transaction is subject to certain customary conditions, which may not be satisfied. We cannot assure you that the SMTA Transaction will be consummated in the expected time frame or at all. If the SMTA Transaction is not completed on or prior to December 31, 2019, or the Purchase Agreement is terminated on or at any time prior to that date, we will be required to redeem on the Special Mandatory Redemption Date all of the notes then outstanding at the Special Mandatory Redemption Price, as described under the caption "Description of the Notes—Special Mandatory Redemption of the Notes" below.

         In the event of a special mandatory redemption, the holders of the notes may not obtain their expected return on such notes.

        If we redeem the notes pursuant to the special mandatory redemption provisions, the holders of the notes may not obtain their expected return on such notes and may not be able to reinvest the proceeds from such special mandatory redemption in an investment that results in a comparable return. In addition, as a result of the special mandatory redemption provisions of the notes, the market prices of the notes may not reflect the financial results of our business or macroeconomic factors. The holders of the notes will have no rights under the special mandatory redemption provisions if the SMTA Transaction is consummated on or prior to December 31, 2019, nor will holders have any right to require us to repurchase the notes if, between the closing of these offerings and the completion of the SMTA Transaction, we experience any changes (including any material adverse changes) in our business or financial condition, or if the terms of the Purchase Agreement change, including in material respects.

         We are not obligated to place the net proceeds of these offerings into escrow pending the completion of the SMTA Transaction, or to provide holders of the notes any security interest in the proceeds, and consequently the net proceeds may not be available in the event the special mandatory redemption is triggered, and may be at greater risk of loss than if they were placed into escrow.

        We expect to use the net proceeds from these offerings to finance, in part, the SMTA Transaction. See "Summary—Recent Developments" and "Use of Proceeds." Pending the consummation of the SMTA Transaction and the use of proceeds described above, we may repay future amounts outstanding under our existing revolving credit facility or use the net proceeds for general business purposes, or we may invest the net proceeds from these offerings in short term investments, some or all of which may not be investment grade rated. We do not, however, expect to deposit the net proceeds into an escrow account with financial or trust institutions or to grant any security interest in the net proceeds to the holders of the notes or our indenture trustee. As a result, the net proceeds may be subject to a greater risk of loss than if they were deposited into escrow, which may jeopardize our ability to finance the SMTA Transaction or to fund the special mandatory redemption of the notes in the event the SMTA Transaction is not completed on or prior to December 31, 2019, or the Purchase Agreement is terminated on or at any time prior to that date. Accordingly, we will need to finance the SMTA Transaction or the special mandatory redemption using proceeds that we have voluntarily retained or from other sources of liquidity. In the event of a special mandatory redemption, we may not have sufficient funds to purchase any or all of the notes.

 USE OF PROCEEDS

        We estimate that our net proceeds from these offerings will be approximately $             million after payment of the underwriting discounts and other estimated offering expenses payable by us. We expect to use the net proceeds from these offerings to finance, in part, the SMTA Transaction. Pending the consummation of the SMTA Transaction and the use of proceeds described above, we may repay future amounts outstanding under our existing revolving credit facility or use the net proceeds for general business purposes, or we may invest the net proceeds from these offerings in short term investments, some or all of which may not be investment grade rated.

        These offerings are not conditioned on the consummation of the SMTA Transaction. If the SMTA Transaction is not completed on or prior to December 31, 2019, or the Purchase Agreement is terminated on or at any time prior to that date, we will be required to redeem on the Special Mandatory Redemption Date all of the notes then outstanding at the Special Mandatory Redemption Price, as described under the caption "Description of the Notes—Special Mandatory Redemption of the Notes" below.

        We may use proceeds under our existing revolving credit facility and may use proceeds under the term loan facility to finance the SMTA Transaction. The amounts outstanding under our existing revolving credit facility were incurred, in part, for general business purposes, including to fund acquisitions. Our existing revolving credit facility bears interest at LIBOR plus a premium and matures on July 15, 2022. At September 9, 2019, there was $10.0 million outstanding under our existing revolving credit facility and the interest rate was 3.1% per annum.

        Affiliates of some of the underwriters are lenders under our existing revolving credit facility and will receive pro rata portions of any net proceeds from these offerings used to repay amounts outstanding thereunder. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of debt securities set forth under "Description of Debt Securities" in the accompanying prospectus. Definitions of certain capitalized words used in discussing the terms of the notes appear below under "—Certain Defined Terms." References in this section and in the defined terms to "HPT," "we," "our," and "us" mean Hospitality Properties Trust and not its subsidiaries.

General

        We will issue each series of notes under an Indenture dated as of February 3, 2016 and a supplemental indenture thereto, together, the Indenture, between us and U.S. Bank National Association, as trustee, or the Trustee. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. This prospectus supplement briefly summarizes some of the provisions of the Indenture. This summary is not complete. If you would like more information on these provisions, review the copy of our base indenture dated February 3, 2016 that we have filed with the Securities and Exchange Commission, or the SEC, and the supplemental indenture thereto relating to each series of notes that we will file with the SEC. See "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" in this prospectus supplement and "Information Incorporated By Reference" and "Where You Can Find More Information" in the accompanying prospectus for information about how to locate these documents. You may also review the Indenture at the Trustee's corporate trust office at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

        The 20    notes, 20    notes, 20    notes and 20    notes will each be a separate series under the Indenture, initially in the aggregate principal amount of $            , $            , $            and $            , respectively. The Indenture does not limit the amount of debt securities that we may issue under the Indenture, and we may issue debt securities in one or more series up to the aggregate initial offering price authorized by us for each series. We may, without the consent of the holders of the notes, reopen any series of notes and issue additional notes of the same series under the Indenture in addition to the notes of such series initially authorized as of the date of this prospectus supplement. Any additional notes of the same series will have the same terms as the notes of such series offered by this prospectus supplement, except for issue date, issue price and, if applicable, date of the first payment of interest thereon and related interest accrual date. Any additional notes of the same series would rank equally with the notes offered hereby; provided that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, or to the extent required by applicable securities laws or regulations or procedures of The Depository Trust Company, or DTC, such additional notes would have a different CUSIP number. Unless the context otherwise requires, references herein to "20    notes," "20    notes," "20    notes," "20    notes" and "notes" are deemed to include any additional notes actually issued, to the extent appropriate.

        Unless previously redeemed, the 20    notes will mature on                    , 20    , the 20    notes will mature on                    , 20    , the 20    notes will mature on                    , 20    and the 20    notes will mature on                    , 20    . The notes will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each series of notes will be evidenced by a global note in book-entry form, except under the limited circumstances described below under "—Book-Entry System and Form of Notes."

        Each series of notes will be our senior unsecured obligations and will rank equally with the other series and with all of our other existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The notes will not be secured by any of our property or assets, and, as a result, you will be one of our unsecured creditors. The notes will not be obligations of any of our subsidiaries. The notes will be effectively subordinated to our mortgages and other secured indebtedness, if any, we incur and to all indebtedness and other liabilities and any preferred equity of our subsidiaries. Accordingly, such senior obligations will have to be satisfied in full before you will be able to realize any value from our secured or indirectly held properties.

        As of September     , 2019, on an adjusted basis after giving effect to the issuance of the notes and the application of the net proceeds thereof as described herein under "Use of Proceeds," our total outstanding indebtedness would have been approximately $             billion. As of such date, total indebtedness (excluding security and other deposits and guaranties) of our subsidiaries was less than $10.0 million. We and our subsidiaries may incur additional indebtedness, including secured indebtedness, subject to the provisions described below under "—Certain Covenants—Limitations on Incurrence of Debt."

        Except as described under "—Certain Covenants" in this prospectus supplement and "Description of Debt Securities—Merger, Consolidation or Sale of Assets" in the accompanying prospectus, the Indenture does not contain any other provisions that would afford you protection in the event of (1) a highly leveraged or similar transaction involving us or any of our affiliates, (2) a change of control, or (3) a reorganization, restructuring, merger or similar transaction involving us that may adversely affect you. In addition, subject to the limitations set forth under "—Certain Covenants" in this prospectus supplement and "Description of Debt Securities—Merger, Consolidation or Sale of Assets" in the accompanying prospectus, we may enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which might have an adverse effect on our ability to service our indebtedness, including the notes. Except for and in connection with the SMTA Transaction, as described under "Summary—Recent Developments" herein and in other of our filings with the SEC, we have no present intention of engaging in a highly leveraged or similar transaction.

Interest and Maturity

        The notes of each series will bear interest at the respective rate per annum set forth on the cover page of this prospectus supplement from the date the notes are issued, which we expect will be September     , 2019, or from the immediately preceding Interest Payment Date (as defined below) to which interest has been paid. Interest on each series of notes is payable semiannually in arrears on                and                of each year, or the Interest Payment Dates, beginning on                    , 2020, to the persons in whose names the notes are registered at the close of business on                or                , as the case may be, immediately preceding the applicable Interest Payment Date, or the Regular Record Date, regardless of whether the Regular Record Date is a Business Day (as defined below). Accrued interest is also payable on the date of maturity or earlier redemption of the notes. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Unless previously redeemed, the 20    notes will mature on                    , 20    , the 20    notes will mature on                    , 20    , the 20    notes will mature on                     , 20    and the 20    notes will mature on                    , 20    . If any Interest Payment Date, stated maturity date or redemption date falls on a day that is not a Business Day, the payment will be made on the next Business Day and no interest will accrue for the period from and after such Interest Payment Date, stated maturity date or redemption date.

        Payments of principal, premium, if any, and interest to holders of book-entry interests in the notes in global form will be made in accordance with the procedures of DTC and its participants in effect from time to time. See "—Book-Entry System and Form of Notes" below and "Description of Debt Securities—Global Debt Securities" in the accompanying prospectus.

Special Mandatory Redemption of the Notes

        We expect to use the net proceeds from these offerings to finance, in part, the SMTA Transaction. See "Summary—Recent Developments" and "Use of Proceeds." The closing of these offerings is expected to occur prior to the completion of the SMTA Transaction.

        If the SMTA Transaction is not completed on or prior to December 31, 2019, or the Purchase Agreement is terminated on or at any time prior to that date, each, a Special Mandatory Redemption Event, we will be required to redeem on the Special Mandatory Redemption Date all of the notes then outstanding at a special mandatory redemption price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but excluding, the Special Mandatory Redemption Date, such price, the Special Mandatory Redemption Price.

        The "Special Mandatory Redemption Date" means the date specified in the notice of special mandatory redemption (as described below) delivered to the holders, which date shall be three Business Days after such notice is mailed.

        Upon the occurrence of a Special Mandatory Redemption Event, we will promptly (but in no event later than five Business Days following such Special Mandatory Redemption Event) cause a notice of redemption to be transmitted to each holder of the notes. One Business Day prior to the Special Mandatory Redemption Date, we will deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price. If such deposit is made as provided above, on and after the Special Mandatory Redemption Date, interest shall cease to accrue on the notes and all rights under such notes (other than the right to receive the Special Mandatory Redemption Price) shall terminate.

Optional Redemption of the Notes

        We may redeem any or all series of notes at our option in whole or in part at any time and from time to time prior to their maturity. The redemption price for a series of notes will equal the outstanding principal amount of the notes of such series being redeemed, plus accrued and unpaid interest, if any, from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but not including, the redemption date, plus the Make-Whole Amount (as defined herein for each series), if any. If the 20    notes are redeemed on or after                    , 20     (            months prior to their stated maturity date), the 20    notes are redeemed on or after                    , 20     (            months prior to their stated maturity date), the 20    notes are redeemed on or after                    , 20    (            months prior to their stated maturity date) or the 20    notes are redeemed on or after                    , 20    (            months prior to their stated maturity date), as the case may be, the Make-Whole Amount for such series will equal zero.

        We are required to give notice of such a redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder's address appearing in the securities register maintained by the Trustee or, in the case of book-entry interests in notes in global form, in accordance with the procedures of DTC and its participants in effect from time to time. In the event we elect to redeem less than all of the notes in a series, the particular notes of such series to be redeemed will be selected by the Trustee by such method as the Trustee shall deem appropriate and in accordance with the procedures of DTC and its participants in effect from time to time. See "—Book-Entry System and Form of Notes" below and "Description of Debt Securities—Global Debt Securities" in the accompanying prospectus.

        We are not required to make any sinking fund or redemption payments prior to the stated maturity of the notes.

Certain Covenants

        Limitations on Incurrence of Debt.    HPT will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Debt of HPT and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

  (1)
  the Total Assets of HPT and its Subsidiaries as of the end of the fiscal quarter covered in HPT's Annual Report on Form 10-K, or its Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted or required under the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt; and

  (2)
  the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by HPT or any Subsidiary since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

The sum of (1) and (2) is our "Adjusted Total Assets."

        HPT will not, and will not permit any Subsidiary to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt of HPT and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of Adjusted Total Assets.

        HPT will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and on a pro forma basis, including the application of the proceeds therefrom, the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, calculated on the assumptions that:

  (1)
  such Debt and any other Debt incurred by HPT and its Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period,

  (2)
  the repayment, retirement or other discharge of any other Debt by HPT and its Subsidiaries on a consolidated basis since the first day of such four-quarter period had occurred at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period),

  (3)
  in the case of Acquired Debt or Debt incurred in connection with or in contemplation of any acquisition, including any Person becoming a Subsidiary, since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation, and

  (4)
  in the case of any acquisition or disposition by HPT and its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating interest rate, then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate which would have been in effect during the entirety of such four-quarter period had been the applicable rate for the entirety of such period.

        Maintenance of Total Unencumbered Assets.    HPT and its Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of HPT and its Subsidiaries on a consolidated basis in accordance with GAAP.

        Provision of Financial Information.    Whether or not HPT remains required to do so under the Exchange Act, it will transmit by mail to all holders, without cost, and file with the Trustee copies of all annual, quarterly and other reports and financial statements it would have been required to file with the SEC pursuant to the Exchange Act and promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder; provided that HPT may satisfy the foregoing requirements by making the materials available on the SEC's EDGAR system or on HPT's website within the time periods specified in the Indenture. If the notes become guaranteed by any direct or indirect parent company of HPT, HPT may satisfy its obligations under this covenant with respect to financial information relating to HPT by furnishing financial information relating to such direct or indirect parent company.

Merger, Consolidation or Sale of Assets

        The provisions of the Indenture relating to certain mergers and consolidations, and certain sales of our assets, described under "Description of Debt Securities—Merger, Consolidation or Sale of Assets" in the accompanying prospectus will apply to the notes.

Events of Default, Notice and Waiver

        The Indenture provides that the following events are "events of default" with respect to a series of notes:

  (1)
  default in the payment of principal of or any premium on such series of notes when due and payable;

  (2)
  default for 30 days in the payment of any installment of interest payable on such series of notes when due and payable;

  (3)
  default on the required payment in connection with a special mandatory redemption when due and payable;

  (4)
  default in the performance of, or breach of, any covenant of HPT contained in the Indenture with respect to such series of notes (not including a covenant added to the Indenture solely for the benefit of a series of debt other than the notes), which continues for 60 days after HPT receives a notice of default or breach as provided in the Indenture stating HPT is in default or breach and requiring that it be remedied;

  (5)
  default under any bond, debenture, note or other evidence of indebtedness of HPT, or under any mortgage, indenture or other instrument of HPT (including a default with respect to debt securities issued under the Indenture other than the notes) under which there may be issued or by which there may be secured any indebtedness of HPT (or by any subsidiary, the repayment of which HPT has guaranteed or for which HPT is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or is created by the Indenture, which default constitutes a failure to pay an aggregate principal amount exceeding $50 million after the expiration of any applicable grace period, and which default results in the acceleration of the maturity of such indebtedness; such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after HPT receives notice as provided in the Indenture specifying the default and requiring that HPT discharge the other indebtedness or cause the acceleration to be rescinded or annulled; or

  (6)
  certain specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of HPT or any Significant Subsidiary or for all or substantially all of either of their property.

        Upon acceleration of a series of notes in accordance with the terms of the Indenture following the occurrence of an event of default, the principal amount of such series of notes, plus accrued and unpaid interest thereon, will become due and payable. See "Description of Debt Securities—Events of Default and Related Matters" in the accompanying prospectus for a description of rights, remedies and other matters relating to events of default.

Modification of the Indenture and Notes

        The Indenture and debt securities issued thereunder, including the notes described in this prospectus supplement, may be amended or otherwise changed in various circumstances, in some cases without the consent of holders of those debt securities and in some cases subject to the consent of some or all affected holders, as described under "Description of Debt Securities—Modification of an Indenture" in the accompanying prospectus.

Discharge, Defeasance and Covenant Defeasance

        The provisions of the Indenture relating to defeasance and covenant defeasance described under "Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus will apply to each series of notes.

Book-Entry System and Form of Notes

        Each series of notes will initially be issued in the form of one or more fully registered global notes without coupons that will be deposited with or on behalf of DTC and registered in the name of its nominee, Cede & Co. This means that we will not issue certificates to each holder of notes. Each global note will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the notes. The participant will then keep a record of its clients who purchased the notes. Unless it is exchanged in whole or in part for a certificated note, each global note may not be transferred, except that DTC, its nominees, and their successors may transfer a global note in whole to one another. Beneficial interests in a global note will be shown on, and transfers of a global note will be made only through, records maintained by DTC and its participants. Additional information about notes in global form, DTC and the book-entry system is contained in the accompanying prospectus under the caption "Description of Debt Securities—Global Debt Securities."

Certain Defined Terms

        The following defined terms relate only to, and should be read in conjunction with the description of, the notes.

        "Acquired Debt" means Debt of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Adjusted Total Assets" is defined above under "—Certain Covenants—Limitations on Incurrence of Debt."

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Annual Debt Service" as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of HPT and its Subsidiaries, excluding amortization of debt discounts and deferred financing costs.

        "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York or in the city in which the corporate trust office of the Trustee is located are required or authorized to close.

        "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

        "Cash Equivalents" means demand deposits, certificates of deposit or repurchase agreements with banks or other financial institutions, marketable obligations issued or directly and fully guaranteed as to timely payment by the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, "P-2" (or its equivalent) or better by Moody's or "A-2" (or its equivalent) or better by Standard & Poor's.

        "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of HPT and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) interest on Debt of HPT and its Subsidiaries, (2) cash reserves made by lessees as required by HPT's leases for periodic replacement and refurbishment of HPT's assets, (3) provision for taxes of HPT and its Subsidiaries based on income, (4) amortization of debt discounts and deferred financing costs, (5) provisions for gains and losses on properties and property depreciation and amortization, (6) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (7) amortization of deferred charges.

        "Debt" of HPT or any Subsidiary means, without duplication, any indebtedness of HPT or any Subsidiary, whether or not contingent, in respect of:

  (1)
  borrowed money or evidenced by bonds, notes, debentures or similar instruments,

  (2)
  indebtedness for borrowed money secured by any Encumbrance existing on property owned by HPT or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the fair market value of the property subject to such Encumbrance,

  (3)
  the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of HPT or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement,

  (4)
  the principal amount of all obligations of HPT or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or

  (5)
  any lease of property by HPT or any Subsidiary as lessee which is reflected on HPT's consolidated balance sheet as a capitalized lease in accordance with GAAP,

to the extent, in the case of items of indebtedness under (1) through (5) above, that any such items (other than letters of credit) would be properly classified as a liability on HPT's consolidated balance sheet in accordance with GAAP. Debt also (1) excludes any indebtedness (A) with respect to which a defeasance or covenant defeasance or discharge has been effected (or an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, the applicable maturity date or redemption date, and any premium or otherwise as provided in the terms of such indebtedness) in accordance with the terms thereof or which has been repurchased, retired, repaid, redeemed, irrevocably called for redemption (and an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, such redemption date, and any premium) or otherwise satisfied or (B) that is secured by cash or Cash Equivalents irrevocably deposited with a trustee in an amount, in the case of this clause (B), at least equal to the outstanding principal amount of such indebtedness and the remaining scheduled payments of interest thereon and (2) includes, to the extent not otherwise included, any obligation by HPT or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than HPT or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by HPT or any Subsidiary whenever HPT or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (2) is convertible into or exchangeable or exercisable for Debt, other than Subordinated Debt, or Disqualified Stock, or (3) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), in each case on or prior to the stated maturity of the principal of the notes.

        "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items, gains and losses from early extinguishment of debt and property valuation losses, in each case as reflected in the financial statements of HPT and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Encumbrance" means any mortgage, lien, charge, pledge, security interest or other encumbrance of any kind.

        "GAAP" means generally accepted accounting principles in the United States, which were generally accepted at February 3, 2016, which is the date on which securities were initially issued by HPT under the Indenture, dated February 3, 2016, between HPT and U.S. Bank National Association, as trustee.

        "Joint Venture Interests" means assets of HPT and its Subsidiaries constituting an equity investment in real estate assets or other properties, or in an entity holding real estate assets or other properties, jointly owned by HPT and its Subsidiaries, on the one hand, and one or more other Persons not constituting HPT's Affiliates, on the other hand, excluding any entity or properties (1) which is a Subsidiary or are properties if the co-ownership thereof (if in a separate entity) would constitute or would have constituted a Subsidiary, or (2) to which, at the time of determination, HPT's manager at such time or an Affiliate of HPT's manager at such time provides management services. In no event shall Joint Venture Interests include equity securities that are part of a class of equity securities that are traded on a national or regional securities exchange or a recognized over-the-counter market or any investments in debt securities, mortgages or other Debt.

        "Make-Whole Amount" means: (1) in connection with any optional redemption of any 20    notes prior to                    , 20    , the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had been made on                    , 20    , determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had been made on                    , 20    , over (ii) the aggregate principal amount of the notes being redeemed; (2) in connection with any optional redemption of any 20    notes prior to                    , 20    , the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had been made on                    , 20    , determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had been made on                     , 20    , over (ii) the aggregate principal amount of the notes being redeemed; (3) in connection with any optional redemption of any 20    notes prior to                    , 20    , the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had been made on                    , 20    , determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had been made on                    , 20    , over (ii) the aggregate principal amount of the notes being redeemed; or (4) in connection with any optional redemption of any 20    notes prior to                    , 20    , the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had been made on                    , 20    , determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had been made on                    , 20    , over (ii) the aggregate principal amount of the notes being redeemed. In the case of any redemption of notes on or after                     , 20    in the case of the 20    notes,                     , 20    in the case of the 20    notes,                     , 20    in the case of the 20    notes or                    , 20    in the case of the 20    notes, the Make-Whole Amount for such series will equal zero.

        "Moody's" means Moody's Investors Service, Inc., or any successor thereof.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Reinvestment Rate" means a rate per annum equal to the sum of        % (                one hundredths of one percent) in the case of the 20    notes,        % (                one hundredths of one percent) in the case of the 20    notes,        % (                    one hundredths of one percent) in the case of the 20    notes or        % (                    one hundredths of one percent) in the case of the 20    notes, and the arithmetic mean of the daily yields published in the Statistical Release on treasury securities at constant maturity for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity (which, in the case of maturities corresponding to the principal and interest due on the notes at their maturity, shall be deemed to be                    , 20    with respect to the 20    notes,                     , 20    with respect to the 20    notes,                     , 20    with respect to the 20    notes and                    , 20    with respect to the 20    notes), of the notes being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

        "Secured Debt" means Debt of HPT or its Subsidiaries secured by an Encumbrance on the property of HPT or its Subsidiaries.

        "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (within the meaning of Regulation S-X, promulgated by the SEC under the Securities Act of 1933, as amended) of HPT.

        "Standard & Poor's" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, or any successor thereof.

        "Statistical Release" means the statistical release designated "Selected Interest Rates (Daily)—H.15" or any successor publication which is published by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then any publicly available source of similar market data used for this purpose in accordance with customary market practice which shall be designated by HPT.

        "Subordinated Debt" means Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the notes.

        "Subsidiary" means any corporation or other Person of which a majority of (1) the voting power of the voting equity securities or (2) the outstanding equity interests of which are owned, directly or indirectly, by HPT or one or more other Subsidiaries of HPT. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors or persons serving comparable functions as directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

        "Total Assets" as of any date means the sum of (1) the Undepreciated Real Estate Assets and (2) all other assets of HPT and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

        "Total Unencumbered Assets" as of any date means the sum of (1) Undepreciated Real Estate Assets not securing any portion of Secured Debt and (2) the amount of all other assets of HPT and its Subsidiaries not securing any portion of Secured Debt, in each case on such date determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles); provided that, in determining Total Unencumbered Assets as a percentage of the aggregate outstanding principal amount of the Unsecured Debt of HPT and its Subsidiaries on a consolidated basis for purposes of the covenant set forth above under "—Certain Covenants—Maintenance of Total

Unencumbered Assets," Joint Venture Interests shall be excluded from Total Unencumbered Assets to the extent such Joint Venture Interests would otherwise be included therein.

        "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of HPT and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

        "Unsecured Debt" means any Debt of HPT or its Subsidiaries which is not Secured Debt.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of United States federal income tax considerations is based upon the Internal Revenue Code of 1986, as amended, or the IRC, Treasury regulations, and rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or possible differing interpretations. We have not sought a ruling from the Internal Revenue Service, or the IRS, with respect to any matter described in this summary, and we cannot provide any assurance that the IRS or a court will agree with the statements made in this summary. This summary is applicable to holders of the 20      notes, holders of the 20      notes, holders of the 20      notes and holders of the 20      notes, and each series of notes is referred to in this summary as our notes. However, the considerations in this summary are to be applied separately to each series of notes. The summary applies to you only if you hold our notes as a capital asset, which is generally an asset held for investment rather than as inventory or as property used in a trade or business. The summary does not discuss all of the particular tax considerations that might be relevant to you if you are subject to special rules under federal income tax law, for example if you are:

  •
  a bank, insurance company or other financial institution;

  •
  a regulated investment company or REIT;

  •
  a subchapter S corporation;

  •
  a broker, dealer or trader in securities or foreign currencies;

  •
  a U.S. holder (as defined below) that has a functional currency other than the United States dollar;

  •
  a person that acquires or owns our notes in connection with employment or other performance of services;

  •
  a person subject to alternative minimum tax;

  •
  a person that acquires or owns our notes as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction;

  •
  a United States expatriate;

  •
  a nonresident alien individual present in the United States for 183 days or more during an applicable taxable year; or

  •
  except as specifically described in the following summary, a trust, estate, tax-exempt entity or foreign person.

Prospective acquirors of our notes subject to special tax accounting rules under Section 451(b) of the IRC may be subject to special rules not discussed below, and such prospective acquirors are encouraged to consult with their own tax advisors regarding the application and federal income tax consequences of these rules. In addition, the following summary does not address all possible tax considerations relating to the acquisition, ownership and disposition of our notes, and in particular does not discuss any estate, gift, generation-skipping transfer, state, local or foreign tax considerations. For all these reasons, we encourage you and any prospective acquiror of our notes to consult with a tax advisor about the federal income tax and other tax considerations of the acquisition, ownership and disposition of our notes.

        Your federal income tax consequences generally will differ depending on whether or not you are a "U.S. holder." For purposes of this summary, you are a U.S. holder if you are a beneficial owner of our notes and for federal income tax purposes are:

  •
  an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws;

  •
  an entity treated as a corporation for federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust;

whose status as a U.S. holder is not overridden by an applicable tax treaty. Conversely, you are a "non-U.S. holder" if you are a beneficial owner of our notes other than an entity (or other arrangement) treated as a partnership for federal income tax purposes or a U.S. holder. If any entity (or other arrangement) treated as a partnership for federal income tax purposes holds our notes, the tax treatment of a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partnership. Any entity (or other arrangement) treated as a partnership for federal income tax purposes that holds our notes and the partners in such a partnership (as determined for federal income tax purposes) are urged to consult their own tax advisors about the federal income tax consequences and other tax consequences of the acquisition, ownership and disposition of our notes.

        We may have to redeem the notes earlier than expected in the circumstances described under "Description of the Notes—Special Mandatory Redemption of the Notes." Although the issue is not free from doubt, we intend to take the position that the possibility of such a redemption does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations. Our position is not binding on the IRS. If the IRS successfully takes a contrary position, you might be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. Furthermore, you might be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the notes, with adjustments to such accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. You should consult your tax advisor regarding the tax consequences of the notes being treated as contingent payment debt instruments and regarding the character of any amount received in the event the notes are redeemed earlier than their maturity date, including the impact on interest, gain and premium. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

        It is expected that the notes will not be issued with original issue discount for United States federal income tax purposes, or OID. The notes will be treated as issued with OID if their principal amount exceeds their "issue price" (i.e., the first price at which a substantial amount of our notes is sold for money, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) by an amount greater than or equal to a de minimis amount (generally 0.25% of the principal amount of the note multiplied by the number of complete years from the issue date of the note to its maturity). If the notes are treated as issued with OID under these rules, a holder would generally be required to include OID in income based on a constant yield to maturity accrual method before the receipt of corresponding cash payments. The remainder of this discussion assumes that the notes will not be issued with OID for United States federal income tax purposes.

Tax Considerations for U.S. Holders

        If you are a U.S. holder:

        Payments of interest.    You must generally include interest on a note in your gross income as ordinary interest income:

  •
  when you receive it, if you use the cash method of accounting for federal income tax purposes, or

  •
  when it accrues, if you use the accrual method of accounting for federal income tax purposes.

Any portion of the purchase price for a note that is allocable to prior accrued interest generally may be treated as offsetting a portion of the interest income from the next scheduled interest payment on the note. Any interest income so offset is not taxable.

        Market discount.    If you acquire a note and your adjusted tax basis in it upon acquisition is less than its principal amount, you will be treated as having acquired the note at a "market discount" unless the amount of this market discount is less than a de minimis amount (generally 0.25% of the principal amount of the note multiplied by the number of remaining whole years to maturity of the note). Under the market discount rules, you will be required to treat any gain on the sale, exchange, redemption, retirement, or other taxable disposition of a note, or any appreciation in a note in the case of certain nontaxable dispositions, such as a gift, as ordinary income to the extent of the market discount which has not previously been included in your income and which is treated as having accrued on the note at the time of the disposition. In addition, you may be required to defer, until the maturity of the note or earlier taxable disposition, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note. Any market discount will be considered to accrue ratably during the period from the date of your acquisition to the maturity date of the note, unless you elect to accrue the market discount on a constant yield method. In addition, you may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired by you during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. We encourage you to consult with your tax advisor regarding these elections.

        Amortizable bond premium.    If you acquire a note and your adjusted tax basis in it upon acquisition is greater than its principal amount, you will be treated as having acquired the note with "bond premium." You generally may elect to amortize this bond premium over the remaining term of the note on a constant yield method, and the amount amortized in any year will generally be treated as a reduction of your interest income from the note for that year. If the amount of your bond premium amortization would be lower if calculated based on an earlier optional redemption date and the redemption price on that date than the amount of amortization calculated through that date based on the note's maturity date and its stated principal amount, then you must calculate the amount and timing of your bond premium amortization deductions assuming that the note will be redeemed on the optional redemption date at the optional redemption price. You may generally recalculate your bond premium amortization amount and schedule of deductions to the extent your note is not actually redeemed at that earlier optional redemption date. If you do not make an election to amortize bond premium, your bond premium on a note will decrease the gain or increase the loss that you otherwise recognize on a disposition of that note. Any election to amortize bond premium applies to all taxable debt obligations that you hold at the beginning of the first taxable year to which the election applies and that you thereafter acquire. You may not revoke an election to amortize bond premium without the consent of the IRS. We encourage you to consult with your tax advisor regarding this election.

        Disposition of a note.    Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount you receive in cash or in property, valued at its fair market value, upon this sale, exchange, redemption, retirement or other disposition, other than amounts representing accrued and unpaid interest which will be taxable as described above under "Payments of interest", and (2) your adjusted tax basis in the note. Your adjusted tax basis in the note will, in general, equal your acquisition cost for the note, exclusive of any amount paid allocable to prior accrued interest, as increased by any market discount you have included in income in respect of the note, and as decreased by any amortized bond premium on the note. Except to the extent of any accrued market discount not previously included in income, as discussed above, your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you have held the note for more than one year at the time of disposition. For noncorporate U.S. holders, preferential rates of tax may apply to long-term capital gains. The deductibility of capital losses is subject to limitation.

        Medicare contribution tax.    U.S. holders that are individuals, estates or trusts are generally required to pay a 3.8% Medicare tax on their net investment income (including interest on our notes and gains from the sale or other disposition of our notes), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Tax Considerations for Non-U.S. Holders

        The rules governing the United States federal income taxation of non-U.S. holders are complex, and the following discussion is intended only as a summary of material considerations of an investment in our notes relevant to such investors. If you are a non-U.S. holder, we urge you to consult with your own tax advisor to determine the impact of United States federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your acquisition of or investment in our notes.

        If you are a non-U.S. holder:

        Generally.    You will not be subject to federal income taxes on payments of principal, premium, or Make-Whole Amount, if any, or interest on a note, or upon the sale, exchange, redemption, retirement or other disposition of a note, if:

  •
  you do not own directly or indirectly 10% or more of the total voting power of all classes of our voting shares;

  •
  your income and gain in respect of the note is not effectively connected with the conduct of a United States trade or business;

  •
  you are not a controlled foreign corporation that is related to or under common control with us;

  •
  we or the applicable paying agent, or the Withholding Agent, have timely received from you a properly executed, applicable IRS Form W-8 or substantially similar form in the year in which a payment of interest, principal, premium, or Make-Whole Amount occurs, or in a previous calendar year to the extent provided for in the instructions to the applicable IRS Form W-8; and

  •
  in the case of gain upon the sale, exchange, redemption, retirement or other disposition of a note recognized by an individual non-U.S. holder, you were present in the United States for less than 183 days during the taxable year in which the gain was recognized.

        The IRS Form W-8 or a substantially similar form must be signed by you under penalties of perjury certifying that you are a non-U.S. holder and providing your name and address, and you must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If you hold a note through a securities clearing organization or other qualified financial institution, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must generally be accompanied by a statement containing the relevant information from the executed IRS Form W-8 or substantially similar form that you provided to the organization or institution. If you are a partner in a partnership holding our notes, both you and the partnership must comply with applicable certification requirements.

        Except in the case of income or gain in respect of a note that is effectively connected with the conduct of a United States trade or business, discussed below, interest received or gain recognized by you which does not qualify for exemption from taxation will be subject to federal income tax at a rate of 30%, which will be withheld from payments of interest, unless reduced or eliminated by an applicable income tax treaty. You must generally use an applicable IRS Form W-8, or a substantially similar form, to claim income tax treaty benefits. If you are a non-U.S. holder claiming benefits under an income tax treaty, you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits article in order to comply with the applicable certification requirements of the Treasury regulations.

        Effectively connected income and gain.    If you are a non-U.S. holder whose income and gain in respect of a note are effectively connected with the conduct of a United States trade or business (and, if provided by an applicable income tax treaty, are attributable to a permanent establishment or fixed base you maintain in the United States), you will be subject to regular federal income tax on this income and gain in generally the same manner as U.S. holders, and general federal income tax return filing requirements will apply. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected adjusted earnings and profits for the taxable year, unless you qualify for a lower rate under an applicable income tax treaty. To obtain an exemption from withholding on interest on the notes that is effectively connected with the conduct of a United States trade or business, you must generally supply to the Withholding Agent an applicable IRS Form W-8, or a substantially similar form.

Information Reporting, Backup Withholding, and Foreign Account Withholding

        Information reporting, backup withholding and withholding under the Foreign Account Tax Compliance Act, or FATCA, may apply to interest and other payments to you under the circumstances discussed below. Amounts withheld under backup withholding are generally not an additional tax and may be refunded by the IRS or credited against your federal income tax liability, provided that you furnish required information to the IRS.

        Under FATCA, non-U.S. financial institutions and other non-U.S. entities are subject to diligence and reporting requirements for purposes of identifying accounts and investments held directly or indirectly by U.S. persons. The failure to comply with these additional information reporting, certification and other requirements could result in a 30% withholding tax on applicable payments to non-U.S. persons, notwithstanding any otherwise applicable provisions of an income tax treaty. In particular, a payee that is a foreign financial institution that is subject to the diligence and reporting requirements described above must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by "specified United States persons" or "United States-owned foreign entities" (each as defined in the IRC and administrative guidance thereunder), annually report information about such accounts, and withhold 30% on applicable payments to noncompliant foreign financial institutions and account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these requirements may be subject to different rules. The foregoing withholding will generally apply to payments of interest on our notes. In general, to avoid withholding, any non-U.S. intermediary through which a holder owns our notes must establish its compliance with the foregoing regime, and a non-U.S. holder must provide specified documentation (usually an applicable IRS Form W-8) containing information about its identity, its status, and if required, its direct and indirect U.S. owners. We encourage you to consult with your tax advisor regarding foreign account tax compliance if you hold our notes through a non-U.S. intermediary or are a non-U.S. holder.

        If you are a U.S. holder.    You may be subject to backup withholding when you receive interest payments on a note or proceeds upon the sale, exchange, redemption, retirement or other disposition of a note. In general, you can avoid this backup withholding if you properly execute under penalties of perjury an IRS Form W-9 or a substantially similar form on which you:

  •
  provide your correct taxpayer identification number;

  •
  certify that you are exempt from backup withholding because (a) you come within an enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding, or (c) you have been notified by the IRS that you are no longer subject to backup withholding; and

  •
  certify that you are a U.S. citizen or other U.S. person.

If you do not provide your correct taxpayer identification number and appropriate certifications on an IRS Form W-9 or a substantially similar form, you may be subject to penalties imposed by the IRS.

        Unless you have established on a properly executed IRS Form W-9 or a substantially similar form that you come within an enumerated exempt category, interest and other payments on the notes paid to you during the calendar year, and the amount of tax withheld, if any, will be reported to you and to the IRS.

        If you are a non-U.S. holder.    The amount of interest paid to you on a note during each calendar year, and the amount of tax withheld, if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding on interest and other payments on our notes or whether the withholding was reduced or eliminated by an applicable tax treaty. Also, interest paid to you on a note generally will be subject to backup withholding unless you properly certify to the Withholding Agent your non-U.S. holder status on an applicable IRS Form W-8 or a substantially similar form in the manner described above, under "Tax Considerations for Non-U.S. Holders." Information reporting and backup withholding will not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you properly certify to the Withholding Agent that you are a non-U.S. holder on an applicable IRS Form W-8 or a substantially similar form. Even without having executed an applicable IRS Form W-8 or a substantially similar form, however, in some cases information reporting and backup withholding may not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you receive those proceeds through a broker's foreign office.

UNDERWRITING (CONFLICTS OF INTEREST)

        We intend to offer the notes through the underwriters named below. BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of these offerings and as representatives of the underwriters. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have severally and not jointly agreed to purchase from us, the aggregate principal amount of the notes listed opposite their names below.

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
BofA Securities, Inc.	$	$	$	$
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

Total	$	$	$	$

        The underwriters have agreed to purchase all of the 20      notes, 20      notes, 20      notes or 20      notes, respectively, sold pursuant to the underwriting agreement if they purchase any of the 20      notes, 20      notes, 20      notes or 20      notes, respectively. However, the sales of the 20      notes, 20      notes, 20      notes and 20      notes are not conditional upon each other, and we may consummate the sale of one series and not the others, or consummate the sales at different times. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions, Discounts and Expenses

        The representatives of the underwriters have advised us that the underwriters propose initially to offer the notes to the public at the prices to the public listed on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of      % of the principal amount per 20      note,       % of the principal amount per 20      note,      % of the principal amount per 20      note and        % of the principal amount per 20       note. The underwriters may allow, and the dealers may reallow, a discount not in excess of      % of the principal amount per 20      note,      % of the principal amount per 20      note,      % of the principal amount per 20      note and      % of the principal amount per 20      note to other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.

        The following table summarizes the discounts that we will pay to the underwriters in connection with these offerings.

Underwriting Discounts Paid by Us
Per 20 Note		%
Total 20 Notes	$
Per 20 Note		%
Total 20 Notes	$
Per 20 Note		%
Total 20 Notes	$
Per 20 Note		%
Total 20 Notes	$

        The expenses of these offerings, not including the underwriting discounts, are estimated to be $            and are payable by us.

New Issue of Securities

        Each series of notes will be a new issue of securities with no established trading market. We do not intend to apply for listing of any series of notes on any securities exchange or for quotation of any series of notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of these offerings. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot provide you with any assurance of the liquidity of the trading market for the notes or that an active public market will develop for the notes. If an active public trading market does not develop for any series of notes, the market price and liquidity of such series of notes may be adversely affected.

Price Stabilization and Short Positions

        In connection with these offerings, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over allot in connection with the offerings of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Finally, the underwriters may reclaim selling concessions allowed for distributing the notes in these offerings, if the underwriters repurchase previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities at any time.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the preceding paragraph may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in those types of transactions or that those transactions, once commenced, will not be discontinued without notice.

Extended Settlement

        We expect that delivery of the notes will be made against payment thereof on or about September       , 2019, which will be the             business day following the pricing of the notes (such settlement cycle being herein referred to as "T +             "). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next            succeeding business days will be required, by virtue of the fact that the notes initially will settle T +             , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing of the notes or the next            succeeding business days should consult their own advisor.

Conflicts of Interest

        Affiliates of certain of the underwriters, including affiliates of BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, are lenders to us under our revolving credit facility and will receive pro rata portions of any net proceeds from these offerings used to repay amounts outstanding thereunder.

Other Relationships

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading price of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or

NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with these offerings.

Notice to Prospective Investors in the European Economic Area

        The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

  (a)
  the expression "retail investor" means a person who is one (or more) of the following:

  (i)
  a retail client as defined in point (11) of Article 4(1) of MiFID II; or

  (ii)
  a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

  (iii)
  not a qualified investor as defined in the Prospectus Regulation; and

  (b)
  the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notice to Prospective Investors in Hong Kong

        The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

        Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA, or an Institutional Investor, pursuant to Section 274 of the SFA, (ii) an accredited investor as defined in Section 4A of the SFA, or an Accredited Investor, or other relevant person as defined in Section 275(2) of the SFA (a "Relevant Person") and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

        It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is: (a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or (b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except: (1) to an Institutional Investor, Accredited Investor, or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust); (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and "Excluded Investment Products" (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

United Kingdom

        Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Hospitality Properties Trust.

        All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

 LEGAL MATTERS

        Sullivan & Worcester LLP, Boston, Massachusetts, our lawyers, will issue an opinion about the legality of the notes. Sidley Austin LLP, New York, New York, the underwriters' lawyers, will also issue an opinion to the underwriters as to certain matters. Sullivan & Worcester LLP and Sidley Austin LLP will rely, as to certain matters of Maryland law, upon an opinion of Venable LLP, Baltimore, Maryland. Sullivan & Worcester LLP also has passed upon our qualification and taxation as a REIT in an opinion filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Sullivan & Worcester LLP also represents RMR LLC, which is our manager, TravelCenters of America Inc., or TA, Sonesta International Hotels Corporation, or Sonesta, and certain of their affiliates and related parties on various matters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

  •
  our Current Reports on Form 8-K filed on January 17, 2019, January 23, 2019, January 29, 2019, April 4, 2019, June 3, 2019 (Item 1.01 and the related exhibits in Item 9.01 only) and June 14, 2019; and

  •
  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, from our definitive Proxy Statement for our 2019 Annual Meeting of Shareholders dated April 15, 2019.

        We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus supplement but before the termination of these offerings:

  •
  Reports filed under Sections 13(a) and (c) of the Exchange Act;

  •
  Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and

  •
  Any reports filed under Section 15(d) of the Exchange Act.

References in this prospectus supplement to documents or information incorporated by reference shall include documents that are deemed to be incorporated by reference herein pursuant to Item 12 of our

Registration Statement on Form S-3 of which this prospectus supplement and the accompanying prospectus form a part.

        Any information in future filings that is meant to supersede or modify any existing statement in this prospectus supplement will so supersede or modify the statement as appropriate.

        You may request a copy of any of these filings (excluding exhibits other than those which we specifically incorporate by reference in this prospectus supplement or the accompanying prospectus), at no cost, by writing, or telephoning us at the following address:

Investor Relations
Hospitality Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 964-8389

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement is part of a registration statement and does not contain all of the information set forth in the registration statement. You can review our SEC filings and the registration statement by accessing the SEC's website at www.sec.gov or by accessing our website at www.hptreit.com. Website addresses are included in this prospectus supplement as textual references only and the information on such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under "Incorporation of Certain Information by Reference"), is not incorporated by reference into this prospectus supplement.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents that are incorporated herein or therein by reference contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", "will", "may" and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Forward-looking statements relate to various aspects of our business, including:

  •
  Our hotel managers' or tenants' abilities to pay the contractual amounts of returns or rents due to us,

  •
  Our sales and acquisition of properties,

  •
  Our ability to compete for acquisitions effectively,

  •
  Our policies and plans regarding investments, financings and dispositions,

  •
  Our ability to pay distributions to our shareholders and to sustain the amount of such distributions,

  •
  Our ability to raise debt or equity capital,

  •
  Our ability to appropriately balance our use of debt and equity capital,

  •
  Our intent to make improvements to certain of our properties and the success of our hotel renovations,

  •
  Our ability to engage and retain qualified managers and tenants for our hotels and travel centers on satisfactory terms,

  •
  The future availability of borrowings under our revolving credit facility,

  •
  Our ability to pay interest on and principal of our debt,

  •
  Our credit ratings,

  •
  The ability of TA to pay current and deferred rent amounts and other obligations due to us,

  •
  Our expectation that we benefit from our relationships with RMR Inc.,

  •
  Our qualification for taxation as a REIT,

  •
  Changes in federal or state tax laws, and

  •
  Other matters.

        Our actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. Risks, uncertainties and other factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds from operations, normalized funds from operations, cash flows, liquidity and prospects include, but are not limited to:

  •
  The impact of conditions in the economy and the capital markets on us and our managers and tenants,

  •
  Competition within the real estate, hotel, transportation and travel center industries, particularly in those markets in which our properties are located,

  •
  Compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters,

  •
  Limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification for taxation as a REIT for U.S. federal income tax purposes,

  •
  Acts of terrorism, outbreaks of so called pandemics or other manmade or natural disasters beyond our control, and

  •
  Actual and potential conflicts of interest with our related parties, including our managing trustees, TA, Sonesta, RMR Inc., RMR LLC and others affiliated with them.

        For example:

  •
  Our ability to make future distributions to our shareholders and to make payments of principal and interest on our indebtedness depends upon a number of factors, including our future earnings, the capital costs we incur to maintain our properties and our working capital requirements. We may be unable to pay our debt obligations or to increase or maintain our current rate of distributions on our common shares and future distributions may be reduced or eliminated,

  •
  The security deposits which we hold are not in segregated cash accounts or otherwise separate from our other assets and liabilities. Accordingly, when we record income by reducing our security deposit liabilities, we do not receive any additional cash payment. Because we do not receive any additional cash payment as we apply security deposits to cover payment shortfalls, the failure of our managers or tenants to pay minimum returns or rents due to us may reduce our cash flows and our ability to pay distributions to shareholders,

  •
  As of June 30, 2019, approximately 73% of our aggregate annual minimum returns and rents were secured by guarantees or security deposits from our managers and tenants. This may imply that these minimum returns and rents will be paid. In fact, certain of these guarantees and security deposits are limited in amount and duration and all the guarantees are subject to the guarantors' abilities and willingness to pay. We cannot be sure of the future financial performance of our properties and whether such performance will cover our minimum returns and rents, whether the guarantees or security deposits will be adequate to cover future shortfalls in the minimum returns or rents due to us which they guarantee or secure, or regarding our managers', tenants' or guarantors' future actions if and when the guarantees and security deposits expire or are depleted or their abilities or willingness to pay minimum returns and rents owed to us. Moreover, the security deposits we hold are not segregated from our other assets and, although the application of security deposits to cover payment shortfalls will result in us recording income, it will not result in us receiving additional cash. The balance of our annual minimum returns and rents as of June 30, 2019 was not secured by guarantees or security deposits,

  •
  We have no guarantees or security deposits for the minimum returns due to us under certain of our agreements with certain of our tenants, including Marriott International, Inc., or Marriott, and Sonesta, and the guaranty that Wyndham Hotels & Resorts, Inc., or Wyndham, provided us under our management agreement with Wyndham has been depleted. Accordingly, we may receive amounts that are less than the contractual minimum returns stated in these agreements. If cash flows from our Wyndham managed hotels continue to be less than minimum returns, we cannot be sure as to whether Wyndham will continue to pay at least the greater of available hotel cash flows after payment of hotel operating expenses and 85% of the minimum returns due to us or if Wyndham will default on its payments,

  •
  We have recently renovated certain hotels and are currently renovating additional hotels. The cost of capital projects associated with such renovations may be greater than we currently anticipate. Operating results at our hotels may decline as a result of having rooms out of service or other disruptions during renovations. Also, while our funding of these capital projects will cause our contractual minimum returns to increase, the hotels' operating results may not increase or may not increase to the extent that the minimum returns increase. Accordingly, coverage of our minimum returns at these hotels may remain depressed for an extended period,

  •
  Although we currently do not expect to purchase from TA during 2019 any capital improvements it may make to the travel centers we lease to TA, that may change and we may purchase capital improvements from TA during 2019 at, above or below amounts we have historically purchased from TA,

  •
  Hotel room demand and trucking activity are often reflections of the general economic activity in the country and in the geographic areas where our properties are located. If economic activity declines, hotel room demand and trucking activity may decline and the operating results of our hotels and travel centers may decline, the financial results of our hotel managers and our tenants, including TA, may suffer and these managers and tenants may be unable to pay our returns or rents. Also, depressed operating results from our properties for extended periods may result in the operators of some or all of our hotels and our travel centers becoming unable or unwilling to meet their obligations or their guarantees and security deposits we hold may be exhausted,

  •
  Hotel and other competitive forms of temporary lodging supply (for example, Airbnb) have been increasing and may affect our hotel operators' ability to grow average daily rate, or ADR, and occupancy, and ADR and occupancy could decline due to increased competition which may cause our hotel operators to become unable to pay our returns or rents,

  •
  If the current level of commercial activity in the country declines, if the price of diesel fuel increases significantly, if fuel conservation measures are increased, if freight business is directed away from trucking, if TA is unable to effectively compete or operate its business, if fuel efficiencies, the use of alternative fuels or transportation technologies reduce the demand for products and services TA sells or for various other reasons, TA may become unable to pay current and deferred rents due to us,

  •
  Our ability to grow our business and increase our distributions depends in large part upon our ability to buy properties that generate returns or can be leased for rents which exceed our operating and capital costs. We may be unable to identify properties that we want to acquire and we may fail to reach agreement with the sellers and complete the purchases of any properties we do want to acquire. In addition, any properties we may acquire may not generate returns or rents which exceed our operating and capital costs,

  •
  We believe that our portfolio agreements include diverse groups of properties. Our portfolio agreements may not increase the security of our cash flows or increase the likelihood our agreements will be renewed as we expect,

  •
  We expect that most of our acquisition efforts will focus on hotel and net leased service-oriented based properties; however, the focus of our acquisition efforts may include other types of properties,

  •
  Contingencies in our acquisition and sale agreements may not be satisfied and any expected acquisitions and sales and any related management or lease arrangements we expect to enter may not occur, may be delayed or the terms of such transactions or arrangements may change,

  •
  At June 30, 2019, we had $15.7 million of cash and cash equivalents, $910.0 million available under our $1.0 billion revolving credit facility and security deposits and guarantees covering some of our minimum returns and rents. These statements may imply that we have abundant working capital and liquidity. However, our managers and tenants may not be able to fund minimum returns and rents due to us from operating our properties or from other resources; in the past and currently, certain of our tenants and hotel managers have in fact not paid the minimum amounts due to us from their operations of our leased or managed properties. Also, certain of the security deposits and guarantees we have to cover any such shortfalls are limited in amount and duration, and any security deposits we apply for such shortfalls do not result in additional cash flows to us. Our properties require, and we have agreed to provide, significant funding for capital improvements, renovations and other matters. Accordingly, we may not have sufficient working capital or liquidity,

  •
  We may be unable to repay our debt obligations when they become due,

  •
  We intend to conduct our business activities in a manner that will afford us reasonable access to capital for investment and financing activities. However, we may not succeed in this regard and we may not have reasonable access to capital,

  •
  Continued availability of borrowings under our revolving credit facility is subject to our satisfying certain financial covenants and other credit facility conditions that we may be unable to satisfy,

  •
  Actual costs under our revolving credit facility or other floating rate debt will be higher than LIBOR plus a premium because of fees and expenses associated with such debt,

  •
  The maximum borrowing availability under our revolving credit facility and our $400 million unsecured term loan, or our $400 million term loan, may be increased to up to $2.3 billion on a combined basis in certain circumstances; however, increasing the maximum borrowing availability under our revolving credit facility and our $400 million term loan is subject to our obtaining additional commitments from lenders, which may not occur,

  •
  The premiums used to determine the interest rate payable on our revolving credit facility and our $400 million term loan and the facility fee payable on our revolving credit facility are based on our credit ratings. Changes in our credit ratings may cause the interest and fees we pay to increase,

  •
  We have the option to extend the maturity date of our revolving credit facility upon payment of a fee and meeting other conditions; however, the applicable conditions may not be met,

  •
  The business and property management agreements between us and RMR LLC have continuing 20 year terms. However, those agreements permit early termination in certain circumstances. Accordingly, we cannot be sure that these agreements will remain in effect for continuing 20 year terms,

  •
  We believe that our relationships with our related parties, including RMR LLC, RMR Inc., TA, Sonesta and others affiliated with them may benefit us and provide us with competitive advantages in operating and growing our business. However, the advantages we believe we may realize from these relationships may not materialize,

  •
  Marriott, has notified us that it does not intend to extend its lease for our resort hotel on Kauai, Hawaii when that lease expires on December 31, 2019. We are in negotiations with Marriott regarding this hotel and other hotels managed by Marriott. If we and Marriott are unable to reach agreement, we will evaluate alternatives for the Kauai hotel, which may include rebranding or selling the hotel. These statements may imply that Marriott will not operate the Kauai hotel in the future or that we may have other alternatives for this hotel that may be more beneficial to maintaining Marriott as the operator of that hotel if we are unable to reach agreement with

    Marriott. At this time we cannot predict how our negotiations with Marriott will impact the future of the Kauai hotel or our disposition plans for certain hotels. For example, the Kauai hotel may continue to be operated by Marriott on different contract terms than the current lease, we may identify a different operator for this hotel or the cash flows which we receive from our ownership of this hotel may be different than the rent we now receive. Also, although the current lease expires on December 31, 2019, we and Marriott may agree upon a different termination date. Our discussions with Marriott are ongoing and we cannot be certain we will achieve our goals or reach any agreements at all with Marriott and our disposition plans may change or we may sell more or less assets than we currently intend or none at all. There can be no assurance we can find buyers for our properties or sell them at attractive prices,

  •
  We currently expect to exit our relationship with Wyndham and to rebrand or sell our 22 hotels currently managed by Wyndham. There can be no assurance that rebranding any of these hotels will result in improved performance. In fact, rebranding hotels will result in short term disruption to operations. In addition, we cannot be sure we will be able to sell any of these hotels and any sales we may complete may be at prices less than we expect and less than net book value. We may incur losses in connection with any sales of these hotels or as a result of any plan to sell these hotels,

  •
  We have agreed to acquire a net lease portfolio from SMTA and expect the SMTA Transaction to close during the third quarter of 2019. The consummation of the SMTA Transaction is subject to certain customary conditions. We cannot be sure that such conditions will be satisfied. Accordingly, the SMTA Transaction may not close during the third quarter of 2019 or at all, or the terms of the SMTA Transaction may change,

  •
  We estimate the debt prepayment penalties associated with the redemption of notes issued by certain subsidiaries of SMTA under an asset-backed securitization platform that we agreed to pay in order to extinguish the SMTA subsidiaries' existing mortgage debt on the portfolio to be approximately $89.4 million. This is an estimate based on interest rate assumptions and timing of closing which could increase or decrease the prepayment penalty amount. The actual amount of these prepayment penalties may be more or less than this estimate,

  •
  Our current intent is to use the proceeds from these offerings of the notes to finance, in part, the SMTA Transaction, and, pending the consummation of the SMTA Transaction and such use of proceeds, we may repay future amounts outstanding under our existing revolving credit facility or use the net proceeds for general business purposes, or we may invest the net proceeds from these offerings in short term investments, some or all of which may not be investment grade rated; the receipt and use of the proceeds is dependent on the closing of these offerings and may not occur, and

  •
  This prospectus supplement states that we expect to issue and deliver the notes on or about September     , 2019. In fact, the issuance and delivery of the notes is subject to various conditions and contingencies as are customary in underwriting agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, these offerings may be delayed or may not be completed.

        Currently unexpected results could occur due to many different circumstances, some of which are beyond our control, such as acts of terrorism, natural disasters, changes in our managers' or tenants' revenues or expenses, changes in our managers' or tenants' financial conditions, the market demand for hotel rooms or fuel or changes in capital markets or the economy generally.

        The information contained elsewhere in this prospectus supplement and in the accompanying prospectus and in our filings with the SEC, including under the caption "Risk Factors" in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov.

        You should not place undue reliance upon our forward-looking statements.

        Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

STATEMENT CONCERNING LIMITED LIABILITY

        The Amended and Restated Declaration of Trust establishing Hospitality Properties Trust, dated August 21, 1995, as amended and supplemented, as filed with the State Department of Assessments and Taxation of Maryland, provides that no trustee, officer, shareholder, employee or agent of Hospitality Properties Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Hospitality Properties Trust. All persons dealing with Hospitality Properties Trust in any way shall look only to the assets of Hospitality Properties Trust for the payment of any sum or the performance of any obligation.

PROSPECTUS

HOSPITALITY PROPERTIES TRUST

Debt Securities, Common Shares of Beneficial Interest,
Preferred Shares of Beneficial Interest, Depositary Shares and Warrants

        We or our selling security holders may offer, issue and sell, from time to time, in one or more offerings:

  •
  debt securities;

  •
  common shares of beneficial interest;

  •
  preferred shares of beneficial interest;

  •
  depositary shares; and

  •
  warrants.

        The securities described in this prospectus may be offered and sold separately or in any combination, and may include convertible or exchangeable securities.

        This prospectus describes some of the general terms that may apply to these securities. The specific amounts and terms of any securities to be offered, issued or sold, and the identity of any selling security holders, will be described in the applicable prospectus supplement. The applicable prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference in such documents before you decide to invest in any of these securities.

        We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe the terms of the plan of distribution and set forth the names of any underwriters, dealers or agents involved in the sale of the securities. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities sold by any selling security holder.

        Our common shares of beneficial interest are listed on The Nasdaq Stock Market LLC, or the Nasdaq, under the symbol "HPT." If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.

        Investment in our securities involves risk, including those described under "Risk Factors" beginning on page 2 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 20, 2018.

ABOUT THIS PROSPECTUS	1
OUR COMPANY	2
RISK FACTORS	2
WARNING CONCERNING FORWARD LOOKING STATEMENTS	2
STATEMENT CONCERNING LIMITED LIABILITY	8
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DISTRIBUTIONS	9
USE OF PROCEEDS	9
DESCRIPTION OF DEBT SECURITIES	9
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST	20
DESCRIPTION OF DEPOSITARY SHARES	26
DESCRIPTION OF WARRANTS	30
DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS	31
SELLING SECURITY HOLDERS	44
PLAN OF DISTRIBUTION	44
LEGAL MATTERS	46
EXPERTS	46
WHERE YOU CAN FIND MORE INFORMATION	46
INFORMATION INCORPORATED BY REFERENCE	47

 ABOUT THIS PROSPECTUS

        References in this prospectus to "we," "us," "our" or "HPT" mean Hospitality Properties Trust and its consolidated subsidiaries, unless the context otherwise requires.

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or our selling security holders may, from time to time, offer, issue and sell any of the securities or any combination of the securities described in this prospectus in such amounts and on such terms as set forth in a prospectus supplement in one or more offerings.

        This prospectus provides you with a general description of the securities that may be offered, which is not meant to be a complete description of each security. Each time we offer, issue or sell securities hereunder, or any selling security holder offers or sells securities hereunder, we or such selling security holder, as applicable, will provide a prospectus supplement that contains specific information about the amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Information Incorporated By Reference." If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

        You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling security holder will make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

 OUR COMPANY

        We are a real estate investment trust, or REIT, organized under Maryland law, that owns hotels and travel centers. As of June 30, 2018, we owned 524 properties consisting of 325 hotels and 199 travel centers located in 45 states, Puerto Rico and Canada in which we have invested approximately $10.0 billion.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 964-8389. Our website is www.hptreit.com. The content of our website, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under "Information Incorporated by Reference"), is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS

        Investing in our securities involves risks. You should carefully review the risk factors contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, or our Annual Report, and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to our Annual Report, which risk factors are incorporated by reference in this prospectus, the information contained under the heading "Warning Concerning Forward Looking Statements" in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption "Risk Factors" in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED HEREIN BY REFERENCE, CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE", "WILL", "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

  •
  OUR HOTEL MANAGERS' OR TENANTS' ABILITIES TO PAY THE CONTRACTUAL AMOUNTS OF RETURNS OR RENTS DUE TO US,

  •
  OUR ABILITY TO COMPETE FOR ACQUISITIONS EFFECTIVELY,

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS,

  •
  OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO SUSTAIN THE AMOUNT OF SUCH DISTRIBUTIONS,

  •
  OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL,

  •
  OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL,

  •
  OUR INTENT TO MAKE IMPROVEMENTS TO CERTAIN OF OUR PROPERTIES AND THE SUCCESS OF OUR HOTEL RENOVATIONS,

  •
  OUR ABILITY TO ENGAGE AND RETAIN QUALIFIED MANAGERS AND TENANTS FOR OUR HOTELS AND TRAVEL CENTERS ON SATISFACTORY TERMS,

  •
  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY,

  •
  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

  •
  OUR CREDIT RATINGS,

  •
  THE ABILITY OF TRAVELCENTERS OF AMERICA LLC, OR TA, TO PAY CURRENT AND DEFERRED RENT AMOUNTS AND OTHER OBLIGATIONS DUE TO US,

  •
  OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH THE RMR GROUP INC., OR RMR INC.,

  •
  OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC,

  •
  OUR QUALIFICATION FOR TAXATION AS A REIT,

  •
  CHANGES IN FEDERAL OR STATE TAX LAWS, AND

  •
  OTHER MATTERS.

        OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS, NORMALIZED FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  THE IMPACT OF CONDITIONS AND CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR MANAGERS AND TENANTS,

  •
  COMPETITION WITHIN THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED,

  •
  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS AFFECTING THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS,

  •
  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES,

  •
  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL, AND

  •
  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, TA, SONESTA INTERNATIONAL HOTELS CORPORATION, OR SONESTA, RMR INC., THE RMR GROUP LLC, OR RMR LLC, AIC AND OTHERS AFFILIATED WITH THEM.

FOR EXAMPLE:

  •
  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO MAINTAIN OUR PROPERTIES AND OUR WORKING CAPITAL REQUIREMENTS. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED,

  •
  THE SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABILITIES. ACCORDINGLY, WHEN WE RECORD INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITIES, WE DO NOT RECEIVE ANY ADDITIONAL CASH PAYMENT. BECAUSE WE DO NOT RECEIVE ANY ADDITIONAL CASH PAYMENT AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, THE FAILURE OF OUR MANAGERS OR TENANTS TO PAY MINIMUM RETURNS OR RENTS DUE TO US MAY REDUCE OUR CASH FLOWS AND OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS,

  •
  A LARGE PERCENTAGE OF OUR AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS ARE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM OUR MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, CERTAIN OF THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND ALL THE GUARANTEES ARE SUBJECT TO THE GUARANTORS' ABILITIES AND WILLINGNESS TO PAY. WE CANNOT BE SURE OF THE FUTURE FINANCIAL PERFORMANCE OF OUR PROPERTIES AND WHETHER SUCH PERFORMANCE WILL COVER OUR MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO US WHICH THEY GUARANTY OR SECURE, OR REGARDING OUR MANAGERS', TENANTS' OR GUARANTORS' FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITIES OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO US. MOREOVER, THE SECURITY DEPOSITS WE HOLD ARE NOT SEGREGATED FROM OUR OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS WILL RESULT IN US RECORDING INCOME, BUT WILL NOT RESULT IN US RECEIVING ADDITIONAL CASH. THE BALANCE OF OUR ANNUAL MINIMUM RETURNS AND RENTS IS NOT SECURED BY GUARANTEES OR SECURITY DEPOSITS,

  •
  WE HAVE NO GUARANTEES OR SECURITY DEPOSITS FOR THE MINIMUM RETURNS DUE TO US FROM CERTAIN OF OUR HOTEL AGREEMENTS. ACCORDINGLY, WE MAY RECEIVE AMOUNTS THAT ARE LESS THAN THE CONTRACTUAL MINIMUM RETURNS STATED IN THESE AGREEMENTS,

  •
  WE HAVE RECENTLY RENOVATED CERTAIN HOTELS AND ARE CURRENTLY RENOVATING AND EXPECT TO RENOVATE ADDITIONAL HOTELS IN THE FUTURE. THE COST OF CAPITAL PROJECTS ASSOCIATED WITH SUCH RENOVATIONS MAY BE GREATER THAN WE NOW ANTICIPATE. OPERATING RESULTS AT OUR HOTELS MAY

    DECLINE AS A RESULT OF HAVING ROOMS OUT OF SERVICE OR OTHER DISRUPTIONS DURING RENOVATIONS. ALSO, WHILE OUR FUNDING OF ANY OF THESE CAPITAL PROJECTS WILL CAUSE OUR CONTRACTUAL MINIMUM RETURNS TO INCREASE, THE HOTELS' OPERATING RESULTS MAY NOT INCREASE OR MAY NOT INCREASE TO THE EXTENT THAT THE MINIMUM RETURNS INCREASE. ACCORDINGLY, COVERAGE OF OUR MINIMUM RETURNS AT THESE HOTELS MAY REMAIN DEPRESSED FOR AN EXTENDED PERIOD,

  •
  WE CURRENTLY EXPECT TO PURCHASE FROM TA CERTAIN CAPITAL IMPROVEMENTS TA EXPECTS TO MAKE TO THE TRAVEL CENTERS WE LEASE TO TA. PURSUANT TO THE TERMS OF THE APPLICABLE LEASES, THE ANNUAL RENT PAYABLE TO US BY TA WILL INCREASE AS A RESULT OF ANY SUCH PURCHASES. WE MAY ULTIMATELY PURCHASE MORE OR LESS THAN WE NOW ANTICIPATE. TA MAY NOT REALIZE RESULTS FROM ANY OF THESE CAPITAL IMPROVEMENTS WHICH EQUAL OR EXCEED THE INCREASED ANNUAL RENTS IT WILL BE OBLIGATED TO PAY TO US, WHICH COULD INCREASE THE RISK OF TA BEING UNABLE TO PAY AMOUNTS DUE TO US,

  •
  HOTEL ROOM DEMAND AND TRUCKING ACTIVITY ARE OFTEN REFLECTIONS OF THE GENERAL ECONOMIC ACTIVITY IN THE COUNTRY AND IN THE GEOGRAPHIC AREAS WHERE OUR PROPERTIES ARE LOCATED. IF ECONOMIC ACTIVITY DECLINES, HOTEL ROOM DEMAND AND TRUCKING ACTIVITY MAY DECLINE AND THE OPERATING RESULTS OF OUR HOTELS AND TRAVEL CENTERS MAY DECLINE, THE FINANCIAL RESULTS OF OUR HOTEL MANAGERS AND OUR TENANTS, INCLUDING TA, MAY SUFFER AND THESE MANAGERS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS. ALSO, DEPRESSED OPERATING RESULTS FROM OUR PROPERTIES FOR EXTENDED PERIODS MAY RESULT IN THE OPERATORS OF SOME OR ALL OF OUR HOTELS AND OUR TRAVEL CENTERS BECOMING UNABLE OR UNWILLING TO MEET THEIR OBLIGATIONS OR THEIR GUARANTEES AND SECURITY DEPOSITS WE HOLD MAY BE EXHAUSTED,

  •
  HOTEL AND OTHER COMPETITIVE FORMS OF TEMPORARY LODGING SUPPLY (FOR EXAMPLE, AIRBNB) HAVE BEEN INCREASING AND MAY AFFECT OUR HOTEL OPERATORS' ABILITY TO GROW AVERAGE DAILY RATE, OR ADR, AND OCCUPANCY, AND ADR AND OCCUPANCY COULD DECLINE DUE TO INCREASED COMPETITION WHICH MAY CAUSE OUR HOTEL OPERATORS TO BECOME UNABLE TO PAY OUR RETURNS OR RENTS,

  •
  IF THE CURRENT LEVEL OF COMMERCIAL ACTIVITY IN THE COUNTRY DECLINES, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY, IF FUEL CONSERVATION MEASURES ARE INCREASED, IF FREIGHT BUSINESS IS DIRECTED AWAY FROM TRUCKING, IF TA IS UNABLE TO EFFECTIVELY COMPETE OR OPERATE ITS BUSINESS, IF FUEL EFFICIENCIES, THE USE OF ALTERNATIVE FUELS OR TRANSPORTATION TECHNOLOGIES REDUCE THE DEMAND FOR PRODUCTS AND SERVICES TA SELLS OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY CURRENT AND DEFERRED RENTS DUE TO US,

  •
  OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES THAT GENERATE RETURNS OR CAN BE LEASED FOR RENTS WHICH EXCEED THEIR OPERATING AND CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING, MANAGEMENT CONTRACTS OR LEASE TERMS FOR NEW PROPERTIES,

  •
  CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND ANY EXPECTED ACQUISITIONS AND SALES AND ANY RELATED MANAGEMENT OR LEASE ARRANGEMENTS WE EXPECT TO ENTER MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS OR ARRANGEMENTS MAY CHANGE,

  •
  STATEMENTS REGARDING OUR CASH AND CASH EQUIVALENTS, AMOUNTS AVAILABLE UNDER OUR $1.0 BILLION REVOLVING CREDIT FACILITY AND SECURITY DEPOSITS AND GUARANTEES COVERING SOME OF OUR MINIMUM RETURNS AND RENTS MAY IMPLY THAT WE HAVE ABUNDANT WORKING CAPITAL AND LIQUIDITY. HOWEVER, OUR MANAGERS AND TENANTS MAY NOT BE ABLE TO FUND MINIMUM RETURNS AND RENTS DUE TO US FROM OPERATING OUR PROPERTIES OR FROM OTHER RESOURCES; IN THE PAST AND CURRENTLY, CERTAIN OF OUR TENANTS AND HOTEL MANAGERS HAVE IN FACT NOT PAID THE MINIMUM AMOUNTS DUE TO US FROM THEIR OPERATIONS OF OUR LEASED OR MANAGED PROPERTIES. ALSO, CERTAIN OF THE SECURITY DEPOSITS AND GUARANTEES WE HAVE TO COVER ANY SUCH SHORTFALLS ARE LIMITED IN AMOUNT AND DURATION, AND ANY SECURITY DEPOSITS WE APPLY FOR SUCH SHORTFALLS DO NOT RESULT IN ADDITIONAL CASH FLOWS TO US. OUR PROPERTIES REQUIRE, AND WE HAVE AGREED TO PROVIDE, SIGNIFICANT FUNDING FOR CAPITAL IMPROVEMENTS, RENOVATIONS AND OTHER MATTERS. ACCORDINGLY, WE MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR LIQUIDITY,

  •
  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE,

  •
  WE INTEND TO CONDUCT OUR BUSINESS ACTIVITIES IN A MANNER THAT WILL AFFORD US REASONABLE ACCESS TO CAPITAL FOR INVESTMENT AND FINANCING ACTIVITIES. HOWEVER, WE MAY NOT SUCCEED IN THIS REGARD AND WE MAY NOT HAVE REASONABLE ACCESS TO CAPITAL,

  •
  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY,

  •
  ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE DEBT WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH SUCH DEBT,

  •
  THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN MAY BE INCREASED TO UP TO $2.3 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR,

  •
  THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND TERM LOAN AND THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE,

  •
  WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS; HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET,

  •
  THE BUSINESS AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS,

  •
  WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., TA, SONESTA, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE,

  •
  RMR INC. MAY REDUCE THE AMOUNT OF DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, AND

  •
  MARRIOTT INTERNATIONAL, INC., OR MARRIOTT, HAS NOTIFIED US THAT IT DOES NOT INTEND TO EXTEND ITS LEASE FOR OUR RESORT HOTEL ON KAUAI, HAWAII WHEN THAT LEASE EXPIRES ON DECEMBER 31, 2019 AND WE INTEND TO HAVE DISCUSSIONS WITH MARRIOTT ABOUT THE FUTURE OF THIS HOTEL. THESE STATEMENTS MAY IMPLY THAT MARRIOTT WILL NOT OPERATE THIS HOTEL IN THE FUTURE OR THAT WE MAY RECEIVE LESS CASH FLOWS FROM THIS HOTEL IN THE FUTURE. OUR DISCUSSIONS WITH MARRIOTT HAVE BEGUN. AT THIS TIME WE CANNOT PREDICT HOW OUR DISCUSSIONS WITH MARRIOTT WILL IMPACT THE FUTURE OF THIS HOTEL. FOR EXAMPLE, THIS HOTEL MAY CONTINUE TO BE OPERATED BY MARRIOTT ON DIFFERENT CONTRACT TERMS THAN THE CURRENT LEASE, WE MAY IDENTIFY A DIFFERENT OPERATOR FOR THIS HOTEL OR THE CASH FLOWS WHICH WE RECEIVE FROM OUR OWNERSHIP OF THIS HOTEL MAY BE DIFFERENT THAN THE RENT WE NOW RECEIVE. ALSO, ALTHOUGH THE CURRENT LEASE EXPIRES ON DECEMBER 31, 2019, WE AND MARRIOTT MAY AGREE UPON A DIFFERENT TERMINATION DATE.

        CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS ACTS OF TERRORISM, NATURAL DISASTERS, CHANGES IN OUR MANAGERS' OR TENANTS' REVENUES OR EXPENSES, CHANGES IN OUR MANAGERS' OR TENANTS' FINANCIAL CONDITIONS, THE MARKET DEMAND FOR HOTEL ROOMS OR FUEL OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

        THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IN OUR ANNUAL REPORT OR OUR OTHER FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS", OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

        EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

 STATEMENT CONCERNING LIMITED LIABILITY

        THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING HOSPITALITY PROPERTIES TRUST, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HOSPITALITY PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HOSPITALITY PROPERTIES TRUST. ALL PERSONS DEALING WITH HOSPITALITY PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HOSPITALITY PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

 RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
FIXED CHARGES AND PREFERRED DISTRIBUTIONS

        The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to fixed charges and preferred distributions for each of the periods indicated. As of June 30, 2018, we have no outstanding preferred shares of beneficial interest.

		Year Ended December 31,
	Six Months Ended June 30, 2018
		2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	2.86x	2.11x	2.40x	2.16x	2.43x	1.88x
Ratio of Earnings to Fixed Charges and Preferred Distributions	2.86x	2.10x	2.13x	1.89x	2.11x	1.59x

        For purposes of calculating the ratios above, earnings have been calculated by adding fixed charges to income from continuing operations (including gains on sales of properties, if any) before income tax benefit (expense) and equity in earnings of an investee. Fixed charges consist of interest on indebtedness and amortization of debt issuance costs and debt discounts and premiums. The ratios of earnings to fixed charges were computed by dividing our earnings by fixed charges. The ratios of earnings to fixed charges and preferred distributions were computed by dividing our earnings by combined fixed charges and preferred distributions.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of any securities covered by this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our revolving credit facility or other debt. Until we apply the proceeds from a sale of securities covered by this prospectus to their stated purposes, we may invest those proceeds in short term investments, including repurchase agreements, some or all of which may not be investment grade.

        Unless otherwise set forth in the applicable prospectus supplement, we will not receive any of the proceeds of the sale by any selling security holder of securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

        References in this "Description of Debt Securities" section to "we," "us," "our" or "HPT" mean Hospitality Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Indenture dated February 3, 2016, as from time to time hereafter amended, supplemented or otherwise modified, or our 2016 Indenture, or the forms of indentures which are filed as exhibits to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any additional final indentures, and any supplemental indentures or officer's certificates related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities from those described below.

        The debt securities sold under this prospectus will be direct obligations of HPT and, unless otherwise stated in a prospectus supplement, will not be obligations of any of its subsidiaries. Such debt obligations may be secured or unsecured, and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee, including, if applicable, our 2016 Indenture. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The statements made in this prospectus relating to our 2016 Indenture and any future indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "junior subordinated," and which may be convertible into another security. The debt securities that we refer to as "senior" will be direct obligations of HPT and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as "senior subordinated" securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "junior subordinated" securities. We have filed with the registration statement, of which this prospectus is a part, three separate forms of indenture, one for the senior securities (including our 2016 Indenture), one for the senior subordinated securities and one for the junior subordinated securities.

        We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

        Our 2016 Indenture provides, and we anticipate that any indenture will provide, that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

  •
  the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

  •
  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed or variable interest rate or rates per annum;

  •
  whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

  •
  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

  •
  the date from which interest may accrue and any interest payment dates and any related record dates;

  •
  any sinking fund requirements;

  •
  any provisions for redemption or repurchase, including the redemption or repurchase price;

  •
  whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

  •
  whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

  •
  the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof, or, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

  •
  whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities;

  •
  if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

  •
  any restriction or condition on the transferability of debt securities;

  •
  any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

  •
  any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

  •
  provisions, if any, granting special rights to holders upon the occurrence of specified events;

  •
  any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

  •
  any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement with respect to such series of debt securities; and

  •
  any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.

        We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.

        Except as may be described in any prospectus supplement, our 2016 Indenture does not, and any future indenture will not, contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.

        If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

        You may have your debt securities divided into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. We call this an "exchange."

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." The registrar will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:

  •
  we are the surviving entity or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;

  •
  immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of us or any of our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

  •
  we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters

        Events of Default.    The term "event of default" for any series of debt securities means any of the following:

  •
  we do not pay the principal of or any premium on a debt security of that series when due;

  •
  we do not pay interest on a debt security of that series within 30 days after its due date;

  •
  we do not deposit any sinking fund payment for that series within 30 days after its due date;

  •
  we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

  •
  we experience specified events of bankruptcy, insolvency or reorganization; or

  •
  any other event of default described in the applicable prospectus supplement occurs.

        Remedies if an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture or debt securities issued under such indenture, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and is continuing;

  •
  the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

  •
  the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

        There are three types of changes we can make to the indentures and our debt securities:

        Changes Requiring Your Approval.    First, we cannot make certain changes to the indentures and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:

  •
  change the stated maturity of the principal of, or interest on, a debt security;

  •
  reduce the principal of, or the rate of interest on, a debt security;

  •
  reduce the amount of any premium due upon redemption;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

  •
  change the currency or place of payment on a debt security;

  •
  impair a holder's right to sue for payment on or after the stated maturity of a debt security;

  •
  in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

  •
  waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

  •
  modify any of the foregoing provisions.

        Changes Requiring Majority Approval.    Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "—Changes Requiring Your Approval" without the consent of each holder of debt securities affected by the waiver.

        Changes Not Requiring Approval.    Third, certain changes do not require any approval of holders of debt securities. These include:

  •
  to evidence the assumption by a successor obligor of our obligations;

  •
  to add to our covenants for the benefit of holders of debt securities of all or any series or to surrender any right or power conferred upon us;

  •
  to add any additional events of default for the benefit of holders of all or any series of debt securities;

  •
  to add to or change any provisions necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

  •
  to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;

  •
  to add guarantees of or to secure all or any series of the debt securities;

  •
  to establish the forms or terms of debt securities of any series;

  •
  to evidence and provide for the acceptance of appointment of a successor trustee;

  •
  to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision contained therein or to conform the terms of the indenture that are applicable to a series of debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;

  •
  to permit or facilitate the defeasance or satisfaction and discharge of debt securities of any series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;

  •
  to prohibit the authentication and delivery of additional series of debt securities;

  •
  to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

  •
  to comply with the rules of any applicable depositary; or

  •
  to change anything that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

        Further Details Concerning Approval.    Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not considered to be outstanding and therefore eligible to vote or consent or give their approval or take other action under the applicable indenture if they have been fully defeased or discharged, as described below under "—Discharge, Defeasance and Covenant Defeasance—Discharge" or "—Full Defeasance."

Discharge, Defeasance and Covenant Defeasance

        Discharge.    We may discharge our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities of such series, including any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to such stated maturity or redemption date, as applicable.

        Full Defeasance.    We can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:

  •
  we must irrevocably deposit (or cause to be deposited), in trust, for the benefit of all direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will provide funds in an amount sufficient to pay the debt securities of such series, including any premium and interest on the debt securities of such series at their stated maturity or applicable redemption date (a "government obligation" for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government); and

  •
  we must deliver to the trustee a legal opinion stating that the current U.S. federal income tax law has changed or an Internal Revenue Service, or IRS, ruling has been issued, in each case to the effect that holders of the outstanding debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

        Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

  •
  your right to receive payments from the trust when payments are due;

  •
  our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

  •
  our obligations to maintain a payment office and to hold moneys for payment in trust.

        Covenant Defeasance.    Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of debt securities and be released from the obligations imposed by most of the covenants with respect to such series and provisions of the applicable indenture with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called "covenant defeasance."

        If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities of such series would no longer apply:

  •
  most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

  •
  any subordination provisions; and

  •
  certain other events of default as set forth in any prospectus supplement.

Conversion and Exchange Rights

        The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange, including restrictions directed at maintaining our qualification for taxation as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.

Subordination

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

  •
  the indebtedness ranking senior to the debt securities being offered;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

  •
  provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Debt Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for such registered global security to its nominee;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as "participants," or persons that may hold interests through participants;

  •
  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  •
  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

        The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the applicable indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.

        We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (1) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (2) an event of default shall have occurred and be continuing with respect to such debt securities, or (3) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

        We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

        Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law

        Our 2016 Indenture and any future indentures and our debt securities issued thereunder are and will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        References in this "Description of Shares of Beneficial Interest" section to "we," "us" or "our" mean Hospitality Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following description of the terms of our shares of beneficial interest is only a summary. For a complete description, please refer to our declaration of trust and bylaws, which have previously been filed with the SEC and are incorporated by reference into this prospectus, and this summary is qualified in its entirety thereby.

        Our declaration of trust authorizes us to issue up to an aggregate of 300,000,000 shares of beneficial interest, of which 200,000,000 are currently designated as common shares of beneficial interest, $.01 par value per share, and 100,000,000 are currently designated as preferred shares of beneficial interest, without par value. As of August 20, 2018, we had 164,363,747 common shares issued and outstanding. As of August 20, 2018, 3,450,000 of our preferred shares were designated as 8 7/8% Series B Cumulative Redeemable Preferred Shares, none of which were issued and outstanding, 13,800,000 of our preferred shares were designated as 7% Series C Cumulative Redeemable Preferred Shares, none of which were issued and outstanding, and 12,650,000 of our preferred shares were designated as 7 1/8% Series D Cumulative Redeemable Preferred Shares, none of which were issued and outstanding.

        Our declaration of trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class or series that we have authority to issue. Our declaration of trust further authorizes our Board of Trustees to reclassify any unissued shares from time to time by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of preferred shares or any new class or series of shares created by our Board of Trustees. We believe that giving these powers to our Board of Trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a class or series of shares of beneficial interest that could, depending upon the terms of the class or series, delay or prevent a change in control.

Common Shares

        The following is a summary of some general terms and provisions of our common shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of common shares described in the applicable prospectus supplement.

        Except as otherwise described in the applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described below, all of our common shares are entitled:

  •
  to receive distributions on our common shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution; and

  •
  to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Holders of our common shares do not have cumulative voting rights in the election of Trustees.

        Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the common shares offered by such prospectus supplement.

        For additional information about our common shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

Preferred Shares

        The following is a summary of the general terms and provisions of the preferred shares that we may offer by this prospectus. We may issue preferred shares in one or more classes or series; each class or series of preferred shares will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the class or series of any preferred shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such preferred shares. Because this is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust, including any applicable articles supplementary, and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. The prospectus supplement may add to, update or change the terms of such securities from those described below.

        General.    Our declaration of trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any preferred shares.

        The preferred shares will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular class or series of the preferred shares for specific terms, including:

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  the distinctive designation of the applicable class or series of preferred shares and the number of shares that will constitute the class or series;

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  the initial offering price of such preferred shares;

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  relative ranking and preference of such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

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  the distribution rate or rates (or method of calculation) on that class or series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;

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  any redemption or sinking fund provisions of that class or series;

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  any voting rights;

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  any conversion or exchange provisions;

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  any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

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  any limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

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  any procedures for any auction and remarketing;

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  any listing of such preferred shares on any securities exchange; and

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  any limitations on record or beneficial ownership and restrictions on transfer, including those as may be appropriate to preserve our qualification for taxation as a REIT.

        Holders of our preferred shares have no preemptive rights to subscribe for any of our securities.

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the preferred shares offered by such prospectus supplement.

        The issuance of preferred shares, the issuance of rights to purchase preferred shares or the possibility of the issuance of preferred shares or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we have issued or may issue in the future.

        For additional information about our preferred shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

        As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular class or series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

        Rank.    Unless our Board of Trustees otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our common shares.

        Distributions.    Holders of preferred shares of each class or series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom distributions are payable.

        We will not authorize or pay any distributions on a class or series of preferred shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other classes or series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of beneficial interest, including preferred shares. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.

        Distributions on any class or series of preferred shares may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Trustees fails to authorize a distribution that is noncumulative, the holders of the applicable class or series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that class or series are declared payable in the future.

        We refer to our common shares or other shares, now or hereafter issued, that rank junior to an applicable class or series of preferred shares with respect to distribution rights as junior shares. To the extent that the applicable class or series is entitled to a cumulative distribution, we may not declare or pay any distributions, or set aside any funds for the payment of distributions, on junior shares, or redeem or otherwise acquire junior shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such class or series of preferred shares and on all our other class or series of preferred shares ranking senior to or on a parity with such class or series of preferred shares for all past distribution periods. The preceding sentence does not prohibit:

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  distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior shares;

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  conversions into or exchanges for junior shares;

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  pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding preferred shares of such class or series and any other class or series of shares ranking on a parity with such class or series of preferred shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

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  our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for Trustees, officers or employees, or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our declaration of trust or bylaws or our redemption or other acquisition of rights issued under any shareholder rights plan we may adopt.

        To the extent an applicable class or series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.

        Unless full cumulative distributions on a class or series of preferred shares have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other class or series of preferred shares ranking on a parity with such class or series with respect to distribution rights. When distributions are not paid in full upon a class or series of preferred shares and any other class or series ranking on a parity with such class or series with respect to distribution rights, all distributions declared upon such class or series and any class or series ranking on a parity with such class or series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such class or series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such class or series and such other shares bear to each other.

        Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable class or series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the class or series.

        Redemption.    We may have the right or may be required to redeem one or more classes or series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If a class or series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any class or series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

        Liquidation Preference.    The applicable prospectus supplement will specify the liquidation preference of the applicable class or series. Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable class or series, the holders of that class or series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable class or series, accrued and unpaid distributions include only the then current distribution period. Unless otherwise specified in the applicable prospectus supplement, if liquidating distributions have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

        If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series and the corresponding amounts payable on all equally ranking shares of beneficial interest upon any liquidation, dissolution or winding up of our affairs, then the holders of that class or series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of a class or series of preferred shares will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute the dissolution, liquidation or winding up of our affairs. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a class or series of preferred shares will not be added to our total liabilities.

        Voting Rights.    Holders of our preferred shares will not have any voting rights, except as described below or as otherwise from time to time specified in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a single class, together with all other class or series of preferred shares with similar voting rights) will be entitled to elect two additional Trustees to our Board of Trustees at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable class or series are in arrears for six consecutive quarterly periods. If the applicable class or series has a cumulative distribution, the right to elect additional Trustees described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable class or series. If the applicable class or series does not have a cumulative distribution, the right to elect additional Trustees described above shall remain in effect until we declare and pay or set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable class or series. In the event the preferred shareholders are so entitled to elect Trustees, the entire Board of Trustees will be increased by two Trustees.

        Unless otherwise provided for in an applicable class or series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected class or series of preferred shares outstanding at that time:

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  authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

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  reclassify any authorized shares of beneficial interest into a class or series of shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

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  create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights; and

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  amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that class or series of preferred shares, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the class or series of preferred shares.

        The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a class or series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that class or series. Further, with respect to any merger, consolidation or similar event, so long as a class or series of preferred shares remains outstanding with the terms thereof materially unchanged or the holders of shares of that class or series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that class or series.

        The foregoing voting provisions will not apply if all of the outstanding shares of the class or series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

        As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares, each representing a fraction of a share of a class or series, each depositary share will in effect be entitled to a fraction of a vote.

        Conversion and Exchange Rights.    We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange shares of any class or series of preferred shares into common shares or any other class or series of shares of beneficial interest or debt securities or other property. The terms will include the number of common shares or other securities or property into which the preferred shares are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the class or series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the class or series.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is Equiniti Trust Company. The transfer agent and registrar for each class or series of preferred shares that may be issued and sold pursuant to this prospectus will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

        References in this "Description of Depositary Shares" section to "we," "us" or "our" mean Hospitality Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the depositary shares that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts, which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the depositary shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such depositary shares. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.

        We may, at our option, elect to offer fractional interests in preferred shares, rather than whole preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each class or series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the depositary shares offered by such prospectus supplement.

Distributions

        The depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares, in proportion to the number of depositary receipts owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the distribution paid on the applicable preferred shares.

        If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

        You may receive the number of whole preferred shares and any money or other property represented by your depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

        If we redeem a class or series of the preferred shares underlying the depositary shares, the depositary will redeem those depositary shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares being redeemed at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the class or series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for voting preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary's gross negligence or willful misconduct.

Liquidation Preference

        Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares

        The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our qualification for taxation as a REIT or (2) a majority of each class or series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

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  all depositary shares have been redeemed;

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  there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

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  each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        The depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.

        Neither we nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and the depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

        References in this "Description of Warrants" section to "we," "us" or "our" mean Hospitality Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the warrants that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the warrants offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such warrants. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

        In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

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  the offering price;

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  the currencies in which such warrants are being offered;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the date on which the warrants will expire;

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  the rights, if any, we have to redeem the warrants;

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  the name of the warrant agent; and

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  the other terms of the warrants.

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW
AND OF OUR DECLARATION OF TRUST AND BYLAWS

        We are organized as a Maryland REIT. The following is a summary of our declaration of trust and bylaws and material provisions of Maryland law applicable to Maryland REITs, or the Maryland REIT Law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which are filed with the SEC, or refer to the provisions of the Maryland REIT Law.

Restrictions on Transfer and Ownership of Shares

        Our declaration of trust provides that our Board of Trustees has the power to refuse to permit a transfer of shares if it determines such transfer would jeopardize our qualification for taxation as a REIT under the Code. In connection with the foregoing, if our Board of Trustees shall, at any time, be of the opinion that (1) direct or indirect ownership (as defined in our declaration of trust) of shares representing more than 9.8% of the number, value or voting power of the total of our outstanding shares has or may become concentrated in the hands of one beneficial owner, other than specified excepted persons, (2) our shares would be owned by fewer than 100 persons, or (3) we would be 'closely held' under Section 856(h) of the Code, our Board of Trustees shall have the power and right to (a) refuse to transfer or issue such excess shares to any person whose acquisition of such shares would, in the opinion of our Board of Trustees, result in the direct or indirect beneficial ownership of such excess shares by a person other than an excepted person and (b) to treat such excess shares as having been transferred to a trustee, as described more fully below, and the purported transfer to the proposed transferee shall be void ab initio, and such intended transferee deemed never to have had an interest in the shares.

        Our bylaws provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our outstanding shares, or 9.8% in value or in number, whichever is more restrictive, of our outstanding common shares. Our bylaws also prohibit any person from beneficially or constructively owning our shares if that ownership would result in us being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify for taxation as a REIT. Any transfer of shares which results in our shares being owned by fewer than 100 persons will be void ab initio and the proposed transferee shall acquire no rights in such shares.

        Our Board of Trustees, in its discretion, may exempt a person from the share ownership limitation if it determines, in its discretion, that: (1) the ownership of shares by such person would not result in our being "closely held" under Section 856(h) of the Code or otherwise failing to qualify for taxation as a REIT; (2) such person does not and will not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.8% interest in the tenant; (3) the ownership of shares in excess of the ownership limit pursuant to the exception requested would not cause a default under the terms of any contract to which we or any of our subsidiaries are party or reasonably expect to become a party; and (4) the ownership of shares in excess of the ownership limit is in our best interest. In connection with any requested exemption, our Board of Trustees may require such rulings from the IRS or opinions of counsel as it deems necessary or advisable in order to determine or ensure our qualification for taxation as a REIT and such representations, undertakings and agreements it determines to be necessary in order for it to make the foregoing determinations.

        In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:

  •
  the general reputation and moral character of the person requesting an exemption;

  •
  whether the person's ownership of shares would be direct or through ownership attribution;

  •
  whether the person's ownership of shares would interfere with the conduct of our business, including, without limitation, our ability to acquire additional properties or additional investments in issuers currently invested in by us or other issuers;

  •
  whether granting an exemption would adversely affect any of our existing contractual arrangements;

  •
  whether the person requesting an exemption has been approved as an owner by all regulatory or other governmental authorities that have jurisdiction over us; and

  •
  whether the person requesting an exemption is attempting a change in control or to affect our policies in a way in which the Board of Trustees, in its discretion, considers adverse to our or our shareholders' best interests.

        If a person attempts a transfer of our shares in violation of the ownership limitations described above, then the Board of Trustees is authorized and empowered to deem that number of shares which would cause the violation (a) to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) to the fullest extent provided by law, to be void ab initio. A transfer to the charitable trust will be deemed to be effective on the business day prior to the date of the purported transfer. The prohibited owner will not acquire any rights in these excess shares (except to the extent provided below upon sale of the shares), will not benefit economically from ownership of any excess shares, will have no rights to distributions, will not possess any rights to vote and, to the extent permitted by law, will have no claim, cause of action or other recourse against the purported transferor of such shares. Subject to Maryland law, the trustee of the charitable trust will have the authority to rescind as void any vote cast by the prohibited owner prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible action, then the trustee will not have the authority to rescind and recast the vote. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust for the charitable beneficiary will be paid by the recipient to the trustee. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary.

        Unless otherwise directed by the Board of Trustees, within 20 days after receiving notice from us that our shares have been transferred to a charitable trust, or as soon thereafter as is practicable, the trustee will sell the shares and related rights held in the charitable trust to a person designated by the trustee whose ownership of the shares will not violate the ownership limitations set forth in our bylaws. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

  •
  the prohibited owner will receive the lesser of:

  (1)
  the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, for example, in the case of a gift, devise or other similar transaction, the market price (as defined in our bylaws) of the shares on the day of the event causing the shares to be transferred to the charitable trust, less our and the charitable trustee's costs, expenses and compensation described below; and

  (2)
  the price received by the trustee from the sale of the shares held in the charitable trust; and

  •
  any proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the charitable trust and trustee.

        If such shares are sold by a prohibited owner, then:

  •
  those shares will be deemed to have been sold on behalf of the charitable trust; and

  •
  to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee, the prohibited owner must pay the excess to the trustee upon demand.

        Also, shares held in the charitable trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:

  •
  the price that was paid for the shares by the proposed transferee; and

  •
  the market price of the shares on the date we or our designee accepts the trustee's offer to sell.

        In either of the above cases, the price per share will be less our and the charitable trustee's costs, expenses and compensation described below.

        We will have the right to accept the offer for a period of 90 days following the receipt by us of notice of the event that has caused the shares to be transferred. The net proceeds of the sale to us will be distributed to the prohibited owner pursuant to our declaration of trust.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of any shares that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a charitable trust, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days' prior written notice, and to provide to us such other information as we may request.

        Every owner of 5% or more of any class or series of our shares is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after we so request, stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns and a description of the manner in which those shares are held. Any such owner who holds our shares as nominee for another person who is required to include distributions on our shares in his or her gross income (the actual owner) is required to give written notice to us stating the name and address of the actual owner and the number of each class and series of our shares of the actual owner with respect to whom the holder of our shares is nominee. Each such shareholder and each such actual owner is required to provide us with any additional information that we may request in order to determine our qualification for taxation as a REIT, to determine our compliance with other applicable laws or requirements of any governmental authority or to ensure compliance with the foregoing share ownership limitations. In addition, each beneficial and constructive shareholder (and each person holding our shares on behalf of such shareholder) is required to provide us with such information as we may request, in good faith, in order to determine our qualification for taxation as a REIT, to determine our compliance with other applicable laws or requirements of any governmental authority and compliance with such share ownership limitations.

        Our bylaws provide that the trustee of the charitable trust is entitled to reasonable compensation, as approved by our Board of Trustees, and is entitled to be indemnified for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our bylaws. Any such compensation, costs and expenses may be funded from the charitable trust or by us and, if funded by us, we are entitled to reimbursement on a first priority basis from the charitable trust.

        We are also entitled, without limiting a shareholder's other obligations under our declaration of trust and bylaws, to collect from the charitable trust our costs and expenses incurred in the process of enforcing the ownership limitations contained in our bylaws.

        The restrictions in our declaration of trust and bylaws described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated interdealer quotation system. Our bylaws provide, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

        All certificates evidencing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.

        The restrictions on transfer in our declaration of trust and bylaws are intended to assist with our compliance with the requirements for qualification for taxation as a REIT under the Code and otherwise to promote our orderly governance. These restrictions do not apply to RMR LLC or its affiliates.

Trustees

        Our declaration of trust and bylaws provide for a Board of Trustees of five members and that our Board of Trustees may change the number of Trustees.

        Our Board of Trustees is divided into three classes. At each annual meeting, shareholders elect the successors of the class of Trustees whose term expires at that meeting for a term expiring at the annual meeting held in the third year following the year of their election. We believe that classification of our Board of Trustees helps to assure the continuity of our business strategies and policies. The classified board provision could have the effect of making the replacement of incumbent Trustees more time consuming and difficult. At least two annual meetings of shareholders will generally be required to effect a change in a majority of our Board of Trustees.

        There is no cumulative voting in the election of Trustees. At each annual meeting of shareholders, the affirmative vote of the holders of our shares representing a majority of the total number of votes authorized to be cast by shares then outstanding and entitled to vote thereon shall be sufficient to elect a Trustee; provided, however, the election of a Managing Trustee or an Independent Trustee in an uncontested election (which is an election in which the number of nominees for election equals (or is less than) the number to be elected at the meeting) is by a majority of the votes cast at the meeting.

        In case of failure to elect Trustees at an annual meeting of shareholders, the incumbent Trustees will hold over and continue to direct the management of our business and affairs until they resign or their successors are elected and qualify. Any vacancy on our Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum, for the remaining term of the class in which the vacancy exists and until a successor is elected and qualifies.

        Our declaration of trust and bylaws provide that a Trustee may be removed only for cause by the affirmative vote either of all of the remaining Trustees or of the holders of not less than two thirds of our common shares then outstanding and entitled to vote generally in the election of Trustees. These provisions preclude shareholders from removing our incumbent Trustees unless they can obtain the requisite affirmative vote of shares. Any shareholders proposing to remove one or more Trustees must meet all of the requirements in our bylaws for a nomination of a Trustee at an annual meeting of shareholders or a proposal of other business at a meeting of shareholders, as described below under "—Advance Notice of Trustee Nominations and New Business."

        Under our bylaws, a Trustee must be at least 21 years of age, not under legal disability, have substantial expertise or experience relevant to our business (as determined by our Board of Trustees), not have been convicted of a felony and meet the qualifications of an Independent Trustee or a Managing Trustee. An "Independent Trustee" is one who is not an employee of our Advisor (as defined in our declaration of trust), who is not involved in our day to day activities, who meets the qualifications of an independent trustee under our declaration of trust and who meets the qualifications of an independent director under the applicable rules of the principal securities exchange on which our common shares are listed for trading and the SEC, as those requirements may be amended from time to time. A "Managing Trustee" is one who has been an employee, officer or director of our Advisor or involved in our day to day activities for at least one year prior to his or her election. A majority of the Trustees holding office shall at all times be Independent Trustees, except for temporary periods due to vacancies. If the number of Trustees, at any time, is set at less than five, at least one Trustee will be a Managing Trustee. So long as the number of Trustees shall be five or greater, at least two Trustees will be Managing Trustees.

Advance Notice of Trustee Nominations and New Business

        Annual Meetings of Shareholders.    Our bylaws provide that nominations of individuals for election to our Board of Trustees and proposals of other business to be considered at an annual meeting of shareholders may be made only (1) in our notice of the meeting, or otherwise properly brought before the meeting by or at the direction of our Board of Trustees, or (2) by a shareholder who is entitled to vote at the meeting, is entitled to make nominations or proposals and has complied with the advance notice procedures set forth in our bylaws.

        Under our bylaws, a shareholder's written notice of nominations of individuals for election to our Board of Trustees or other matters to be considered at an annual meeting of shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of our proxy statement for the preceding year's annual meeting; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year's annual meeting, the notice must be delivered by not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (1) notice of the date of the annual meeting is mailed or otherwise made available or (2) public announcement of the date of the annual meeting is first made by us; provided, further, however, that in the case of the annual meeting held in 2019, for a shareholder's written notice to be timely it shall be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on November 15, 2018 nor earlier than October 16, 2018. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period for the giving of a shareholder's notice.

        Our bylaws set forth procedures for submission of nominations of individuals for election to our Board of Trustees and other proposals by our shareholders for consideration at an annual meeting of shareholders, including, among other things:

  •
  requiring that any one or more shareholders wishing to make a nomination or proposal of other business have continuously owned our shares of beneficial interest entitled to vote in the election of Trustees or propose other business for at least three years as of the date of the giving of the notice of the proposed nomination or proposal of other business, the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting, with the aggregate shares owned by such shareholder(s) as of each such date during such three year period representing at least 1% of our shares of beneficial interest, that the shareholder(s) hold a certificate evidencing the aggregate number of shares of beneficial interest owned at the time of submitting a notice as of each such date, and that the shareholder(s) submit the proposal to our Secretary in accordance with the requirements of our bylaws;

  •
  providing that the advance notice provisions in our bylaws are the exclusive means for shareholders to make nominations or propose business for consideration at an annual meeting of our shareholders, except to the extent of matters which are required to be presented to our shareholders by applicable law, which have been properly presented in accordance with the requirements of such law;

  •
  requiring certain information and documentation be provided regarding any proposed nominee for election to our Board of Trustees by the proposing shareholder(s);

  •
  requiring certain information be provided with respect to any business other than the election of Trustees that the shareholder(s) propose(s) to bring before a meeting of our shareholders;

  •
  requiring certain information and documentation be provided as to the proposing shareholder(s) and certain of its (their) affiliates; and

  •
  providing that the proposing shareholder(s) is (are) responsible for ensuring compliance with the advance notice provisions, that any responses of the shareholder(s) to any request for information will not cure any defect in the notice of the proposing shareholder(s) and that neither we, our Board of Trustees, any committee of our Board of Trustees nor any of our officers has any duty to request clarification or updating information or to inform the proposing shareholder(s) of any defect in the notice of the proposing shareholder(s).

        Special Meetings of Shareholders.    With respect to special meetings of shareholders, our bylaws provide that only business brought before the meeting pursuant to our notice of the meeting or otherwise properly brought before the meeting by or at the direction of our Board of Trustees may be considered at such meeting. Nominations of individuals for election to our Board of Trustees may only be made at a special meeting of shareholders at which Trustees are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Trustees or, provided that our Board of Trustees has determined that Trustees will be elected at such special meeting, by a shareholder who is a shareholder of record both at the time of giving of the notice provided for in our bylaws through and including the time of the special meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Under our bylaws, if we call a special meeting of shareholders for the purpose of electing one or more Trustees, any one or more shareholders may nominate an individual or individuals (as the case may be) for election to our Board of Trustees if the shareholder(s) satisfies the ownership, holding and certificate requirements required by our bylaws, as described above, for submitting nominations for consideration at an annual meeting of shareholders. To be timely, a shareholder's notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 120th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder's notice.

Meetings of Shareholders; Voting by Shareholders

        Under our declaration of trust, our annual meetings of shareholders will be held within six months after the end of the fiscal year. Meetings of our shareholders, including the annual meeting and any special meetings, may be called only by our Board of Trustees, provided that, if there are no Trustees, our officers shall call a special meeting of the shareholders for the purpose of electing Trustees.

        Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our declaration of trust and bylaws, shareholders do not have the right to take any action by written consent. With respect to matters brought before a meeting of shareholders other than the election of Trustees, except where a different voting standard is required by any applicable law, the listing requirements of the principal securities exchange on which our common shares are listed or a specific provision of our declaration of trust, the vote required for approval is a majority of votes cast.

Liability and Indemnification of Trustees and Officers

        The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains a provision which eliminates the liability of our Trustees and officers to the maximum extent permitted by the Maryland REIT Law.

        The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        Our declaration of trust requires us, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify (1) our Trustees and officers, whether serving us or at our request any other entity, or (2) other employees and agents to such extent as shall be authorized by our Trustees or our bylaws. Our declaration of trust also requires us to advance expenses to our Trustees and officers under the procedures therein and to the full extent permitted by law.

        We have also entered into indemnification agreements with our Trustees and officers providing for procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

        The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

        Under the Maryland REIT Law, a shareholder is generally not personally liable for the obligations of a REIT formed under Maryland law solely as a result of his or her status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind by reason of being a shareholder. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. We have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

        Our declaration of trust and bylaws provide that, to the fullest extent permitted by law, any shareholder who violates the declaration of trust or bylaws will indemnify us and hold us harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys' and other professional fees, arising from the shareholder's violation, together with interest on such amounts. Our bylaws further provide that matters for which a shareholder is liable and obligated to indemnify and hold us harmless include any breach or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws, including the advance notice provisions pertaining to shareholder nominations and other proposals, and these provisions of our declaration of trust and bylaws apply to derivative actions brought against us in which the shareholder is not the prevailing party.

Disputes by Shareholders

        Our bylaws provide that actions brought against us or any Trustee, officer, manager (including RMR LLC or its successor), agent or employee of ours, by a shareholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our bylaws. However, the arbitration provisions do not apply to any request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of our declaration of trust or bylaws, and that any such request or similar action be heard in accordance with the exclusive forum provisions of our bylaws. Our bylaws further provide that, with respect to any dispute involving both a question of the meaning, interpretation or validity of any provision of our declaration of trust or bylaws and any other matter in dispute, the arbitration of such other matter will be stayed until a final, non-appealable judgment regarding such meaning, interpretation or validity has been rendered in accordance with the exclusive forum provisions of our bylaws.

Forum for Certain Disputes

        Our bylaws provide that the Circuit Court for Baltimore City, Maryland will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a duty owed by any of our Trustees, officers, managers, agents or employees to us or our shareholders, (3) any action asserting a claim against us or any of our Trustees, officers, managers, agents or employees arising pursuant to Maryland law or our declaration of trust or bylaws, including any disputes, claims or controversies brought by or on behalf of any of our shareholders or (4) any action asserting a claim against us or any of our Trustees, officers, managers, agents or employees governed by the internal affairs doctrine of the State of Maryland. Any person or entity purchasing or otherwise acquiring any interest in our shares of beneficial interest is deemed to have notice of and consented to this provision. This choice of forum provision will limit a shareholder's ability to bring a claim in another judicial forum, including in a judicial forum that the shareholder believes is favorable for disputes with us or our Trustees, officers, managers, agents or employees, which may discourage lawsuits against us and our Trustees, officers, managers, agents or employees. This provision of our bylaws does not abrogate or supersede other provisions of our contracts which may require the resolution of such disputes by arbitration.

Transactions with Affiliates

        Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our Trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self dealing by Trustees and interested Trustee transactions, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.

Regulatory Compliance and Disclosure

        Our bylaws provide that any shareholder who, by virtue of such shareholder's ownership of our shares of beneficial interest or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of us or any of our subsidiaries. If the shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in our bylaws. Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, we may take all other actions which our Board of Trustees deems appropriate to require compliance or to preserve the value of our assets, and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.

        Our bylaws also provide that if a shareholder, by virtue of such shareholder's ownership of our shares of beneficial interest or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder's shares or proxies for such shares in excess of a certain amount pursuant to applicable law but our Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Advisor (as defined in our declaration of trust) or another person designated by our Board of Trustees, in proportion to the total shares otherwise voted on such matter.

Business Combinations

        The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust's outstanding voting shares; or

  •
  an affiliate or associate of the trust who, at any time within the two year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the trust.

        After the five year prohibition period has ended, a business combination between a trust and an interested shareholder generally must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

  •
  the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

  •
  the affirmative vote of at least two thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        The shareholder approvals discussed above are not required if the trust's shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

        The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which that shareholder otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees. Our declaration of trust provides that we have elected not to be governed by these provisions of the MGCL.

Control Share Acquisitions

        The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like us. The MGCL provides that control shares of a REIT formed under Maryland law acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one tenth or more but less than one third;

  •
  one third or more but less than a majority; or

  •
  a majority or more of all voting power.

        An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.

        Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. The MGCL provides for certain exceptions from the definition of control share acquisition.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute of the MGCL does not apply to the following:

  •
  shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

  •
  acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

        Our declaration of trust provides that we have elected not to be governed by these provisions of the MGCL.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

  •
  a classified board;

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  a two thirds vote requirement for removing a trustee;

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  a requirement that the number of trustees be fixed only by vote of the trustees;

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  a requirement that a vacancy on the board be filled only by the remaining trustees in office and for the replacement trustee to serve for the remainder of the full term of the class of trustees in which the vacancy occurred; and

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  a majority requirement for the calling of a shareholder requested special meeting of shareholders.

        Through other provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we require the affirmative vote of the holders of not less than two thirds of all of the votes entitled to be cast in the election of such Trustee for the removal of any Trustee from our Board of Trustees, which removal will be allowed only for cause, subject to conditions, and require that only our Board of Trustees may fill vacancies on our Board of Trustees and vest in our Board of Trustees the exclusive power to call meetings of our shareholders. We have made elections pursuant to Subtitle 8 to (1) classify our Board of Trustees and (2) vest in our Board of Trustees the exclusive power to fix the number of our Trustees.

Amendments to Our Declaration of Trust, Dissolution and Mergers

        Under the Maryland REIT Law, a Maryland REIT generally cannot dissolve, amend its declaration of trust, convert or merge unless these actions are approved by at least two thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of the votes entitled to be cast on the matter. Our declaration of trust provides for approval of an amendment of the declaration of trust (except amendments to certain provisions of the declaration of trust) by a majority of shares entitled to vote on these actions provided the amendment has been approved by a two thirds vote of our Board of Trustees. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our Board of Trustees. Our declaration of trust also permits our Board of Trustees to increase or decrease the aggregate number of shares that we may issue and to effect changes in our unissued shares, as described more fully above, in each case without shareholder approval. The Maryland REIT Law provides that a majority of our entire Board of Trustees, without action by the shareholders, may, among other things, amend our declaration of trust to change the name, other designation or the par value of any class or series of our shares and the aggregate par value of our shares. Our declaration of trust and bylaws also provide that our bylaws may only be amended by our Board of Trustees.

Anti-Takeover Effect of Maryland Law and of Our Declaration of Trust and Bylaws

        The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

  •
  the prohibition in our declaration of trust and bylaws of any shareholder other than excepted holders, including RMR LLC and its affiliates, from owning more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our outstanding shares, including our common shares;

  •
  the division of our Trustees into three classes, with the term of one class expiring each year and, in each case, until a successor is elected and qualifies;

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  shareholder voting rights and standards for the election of Trustees and other matters which generally require larger majorities for approval of actions which are not approved by our Trustees or for the election of Trustees in contested elections than for actions which are approved by our Trustees or for the election of Trustees in uncontested elections;

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  the authority of our Board of Trustees, and not our shareholders, to adopt, amend or repeal our bylaws and to fill vacancies on our Board of Trustees;

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  the fact that only our Board of Trustees, or if there are no Trustees, our officers, may call shareholder meetings and that shareholders are not entitled to act without a meeting;

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  required qualifications for an individual to serve as a Trustee and a requirement that certain of our Trustees be Managing Trustees and other Trustees be Independent Trustees;

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  limitations on the ability of, and various requirements that must be satisfied in order for, our shareholders to propose nominees for election to our Board of Trustees and propose other business to be considered at a meeting of our shareholders;

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  the requirement that an individual Trustee may be removed only for cause, subject to conditions, by the affirmative vote of the holders of not less than two thirds of our common shares entitled to vote in the election of Trustees or, with or without cause, by the affirmative vote of all the remaining Trustees;

  •
  the authority of our Board of Trustees to adopt certain amendments to our declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in our control that might involve a premium for our shares or otherwise be in the best interests of our shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares or any new class or series of shares created by our Board of Trustees;

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  requirements that shareholders comply with regulatory requirements (including Nevada and Louisiana gaming) affecting us which could effectively limit share ownership of us, including in some cases, to 5% of our outstanding shares;

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  the requirement that amendments to our declaration of trust may be made only if approved by two thirds of our Trustees;

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  the business combination provisions of the MGCL, if the provision in our declaration of trust regarding our election not to be governed by such provisions is amended or eliminated; and

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  the control share acquisition provisions of the MGCL, if the provision in our declaration of trust regarding our election not to be governed by such provisions is amended or eliminated.

        In addition, our credit agreement governing our revolving credit and term loan facilities, or our credit agreement, and our shareholders agreement with AIC each also contain change in control provisions, which are further described below, and our business and property management agreements with RMR LLC contain provisions that allow for termination for convenience and termination for a performance reason but require the payment of a termination fee, as further described in those agreements.

        For all of these reasons, among others, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.

Liability of Shareholders for Breach of Restrictions on Ownership

        Our credit agreement provides that a change in our control, as defined in that agreement and including RMR LLC ceasing to act as our business manager, constitutes a default under such agreement, and a default under the agreement could result in a cross-default under our senior unsecured notes or our other debt. In addition, our shareholders agreement with respect to AIC provides that AIC and the other shareholders of AIC may have rights to acquire our interests in AIC if such an acquisition occurs or if we experience some other change in control. If a breach of the ownership limitations or other provisions of our declaration of trust or bylaws results in a default under our credit agreement or our other debt or a loss of our ownership interests in AIC or other costs or expenses we may incur as a result of the breach, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

SELLING SECURITY HOLDERS

        Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities of the type described in this prospectus in various private or other transactions. These selling security holders may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        Information regarding the selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated herein by reference.

PLAN OF DISTRIBUTION

        We or our selling security holders may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We or our selling security holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We or our selling security holders also may, from time to time, authorize underwriters acting as our or their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us or our selling security holders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us or our selling security holders to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us or our selling security holders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        Unless otherwise specified in the applicable prospectus supplement, any securities issued hereunder (other than common shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or our selling security holders for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        We or our selling security holders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or our selling security holders or borrowed from us, our selling security holders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or our selling security holders in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

        From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of the initial selling security holder's securities offered under this prospectus will decrease as and when any pledgee, secured party or other person takes such actions. The plan of distribution for that selling security holder's securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        We will not receive any proceeds from sales of any securities by the selling security holders. We cannot assure you that the selling security holders will sell all or any portion of their securities, if any, covered by this prospectus.

        In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions. These transactions may include overallotments or short sales of the securities, which involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters, dealers and agents that participate in the offer of securities covered by this prospectus, or their affiliates or associates, may engage in transactions with and perform services for us or our selling security holders and our or their affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

        Unless otherwise specified in connection with the particular offering of any securities, Sullivan & Worcester LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP has passed upon certain tax matters in an opinion filed with the registration statement of which this prospectus is a part. Sullivan & Worcester LLP also represents RMR LLC, our manager, and certain of its affiliates on various matters.

EXPERTS

        The consolidated financial statements of Hospitality Properties Trust appearing in Hospitality Properties Trust's Annual Report (Form 10-K) for the year ended December 31, 2017, as amended, including the schedule appearing therein, and the effectiveness of Hospitality Properties Trust's internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's website at www.sec.gov or by accessing our website at www.hptreit.com. Website addresses are included in this prospectus as textual references only and the information in such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under "Information Incorporated by Reference"), is not incorporated by reference into this prospectus or related registration statement.

        Our common shares are traded on the Nasdaq under the symbol "HPT," and you can review similar information concerning us at the office of the Nasdaq at One Liberty Plaza, 165 Broadway, New York, New York 10006.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018;

  •
  our Current Reports on Form 8-K dated January 30, 2018, February 25, 2018, April 12, 2018, May 10, 2018 and June 14, 2018;

  •
  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, from our definitive Proxy Statement for our 2018 Annual Meeting of Shareholders dated April 24, 2018; and

  •
  the description of our common shares contained in our registration statement on Form 8-A dated June 30, 2016, including any amendments or reports filed for the purpose of updating that description.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634, (617) 796-8232, Attention: Investor Relations.

$

Hospitality Properties Trust

$                % Senior Notes due 20
$                % Senior Notes due 20
$                % Senior Notes due 20
$                % Senior Notes due 20

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Citigroup

Morgan Stanley

RBC Capital Markets

Wells Fargo Securities

September     , 2019